Execution Version
Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any referenced schedules will be furnished supplementally to the SEC upon request.

INDENTURE

Dated as of March 4, 2021

Among
PHH MORTGAGE CORPORATION,
as the Issuer

OCWEN FINANCIAL CORPORATION,
as the Parent

THE OTHER GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee and as the Collateral Trustee

7.875% SENIOR SECURED NOTES DUE 2026

TABLE OF CONTENTS
-i-

EXHIBITS
Exhibit A     Form of Note
Exhibit B     Form of Certificate of Transfer
Exhibit C     Form of Certificate of Exchange
Exhibit D     Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit E     Form of Free Transferability Certificate
Exhibit F    Form of Security Agreement
Exhibit G    Form of Junior Priority Intercreditor Agreement
Exhibit H    Form of Equal Priority Intercreditor Agreement
-v-

INDENTURE, dated as of March 4, 2021, between PHH Mortgage Corporation, a New Jersey corporation (collectively with successors and assigns, the “Issuer”), Ocwen Financial Corporation, a Florida corporation (collectively with successors and assigns, the “Parent”), PHH Corporation, the parent company of the Issuer and a direct wholly-owned subsidiary of Parent (“PHH”) and Wilmington Trust, National Association, a national banking association, as Trustee and Collateral Trustee.
W I T N E S S E T H
WHEREAS, the Issuer has duly authorized the creation of an issue of $400,000,000 aggregate principal amount of its 7.875% Senior Secured Notes due 2026 (the “Initial Notes”);
WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, the Issuer, any Guarantors from time to time party hereto and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
SECTION 1.01
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01    Definitions.
“144A Global Note” means a Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and, if applicable, the OID Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of PHH or at the time it merges or consolidates with PHH or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person or secured by a Lien encumbering any asset acquired by such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of PHH or such acquisition, merger or consolidation.
“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01, 4.09 and 4.12.
“Advance Facility Reserves” means, on any date of determination, the aggregate amount on deposit in segregated reserve trust accounts for any Servicing Advance Facility after giving effect to any amounts owed but unpaid to the related lenders under such Servicing Advance Facility.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Agent” means any Registrar or Paying Agent and its successors and assigns.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of:
(1)    the present value at such redemption date of the sum of (A) the redemption price of such Note at March 15, 2023 (such redemption price being set forth in Section 3.07(c)) plus (B) all required interest payments due on such Note through March 15, 2023 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(2)    the then outstanding principal amount of such Note.
The Applicable Premium shall be calculated by the Issuer, and the Trustee shall have no responsibility to verify such amount.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of PHH and its Restricted Subsidiaries taken as a whole, other than any Required Asset Sale, will be governed by the provisions of Section 4.14 and/or Section 5.01 and not by the provisions of Section 4.10; provided, further, that a transaction otherwise meeting the requirements of an “Asset Sale” under this definition will be deemed to be an Asset Sale notwithstanding its treatment under GAAP; and
(2)    the issuance or sale of Equity Interests in any of PHH’s Restricted Subsidiaries.
Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $15.0 million; provided that all such transactions that are deemed to not be Asset Sales pursuant to this clause (1) shall not exceed $20.0 million in any calendar year;
(2)    a transfer of assets between or among PHH and any Restricted Subsidiary of PHH;
(3)    an issuance of Equity Interests by a Restricted Subsidiary of PHH to PHH or to another Restricted Subsidiary of PHH;
(4)    the sale of advances, MSRs, mortgages, other loans (including non-performing loans), customer receivables, mortgage related securities or derivatives or other assets (or any interests in any of the foregoing) in the ordinary course of business, the sale, transfer or discount of accounts receivable or other assets that by their terms convert into cash and any sale of securities in respect of additional fundings under reverse mortgage loans, in each case, in the ordinary course of business;

(5)    the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;
(6)     the sale, conveyance or other disposition of Investments or other assets and disposition or compromise of mortgages, other loans or receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for mortgages or other loans serviced and/or originated by PHH or any of its Subsidiaries;
(7)    the modification of any mortgages or other loans owned or serviced by PHH or any of its Restricted Subsidiaries in the ordinary course of business;
(8)    a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;
(9)     disposals, liquidations or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of PHH and its Restricted Subsidiaries, in each case the ordinary course of business;
(10)     assets sold, conveyed or otherwise disposed of pursuant to the terms of MTM MSR Indebtedness, Permitted Funding Indebtedness or Non-Recourse Indebtedness;
(11)     a sale, conveyance or other disposition (in one or more transactions) of Securitization Assets or Residual Interests;
(12)     a sale, conveyance or other disposition (in one or more transactions) of Servicing Advances, Residential Mortgage Loans or MSRs or any parts thereof (a) in the ordinary course of business, (b) in connection with the transfer or termination of the related MSRs or (c) in connection with Excess Servicing Strip in the ordinary course of business;
(13)     a sale, conveyance or other disposition of Securitization Assets in the ordinary course of business in connection with the origination, acquisition, securitization and/or sale of loans that are purchased, insured, guaranteed, or securitized;
(14)     a sale, conveyance or other disposition of MSRs or any interests therein in connection with MSR Facilities or Warehouse Facilities or REO Assets;
(15)     a sale, conveyance or other disposition of Equity Interests of an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and Cash Equivalents);
(16)     the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by Section 4.12;
(17)     transactions pursuant to repurchase agreements entered into in the ordinary course of business;
(18)     any Co-Investment Transaction;

(19)     any sale or other disposition of a minority interest in any Person that is not a Subsidiary, that constituted a Restricted Payment or Permitted Investment; provided that (x) the majority interests in such Person shall also be concurrently sold or transferred on the same terms and the holder or holders of such majority interests shall have required such sale or disposition of such minority interest pursuant to the exercise of any applicable drag-along rights and (y) the Net Proceeds from the sale or transfer of such minority interest are applied in accordance with Section 4.10;
(20)     any lease or license of real and personal property in the ordinary course of business;
(21)     any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(22)     sales, contributions, assignments or other transfers of Servicing Advances to Securitization Entities and Warehouse Facility Trusts in connection with Securitizations or Warehouse Facilities;
(23)     dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;
(24)     inventory (or other assets) sold, leased or licensed in the ordinary course of business (excluding any such sales, leases or licenses by operations or divisions discontinued or to be discontinued);
(25)     the sale, lease, conveyance or other disposition of any assets or rights required or advisable as a result of statutory or regulatory changes or requirements (including any settlements with any regulatory agencies) as determined in good faith by the senior management of the Issuer; provided that any cash or Cash Equivalents received must be applied as Net Proceeds in accordance with Section 4.10; and
(26)    any unwinding of any Currency Agreement or Permitted Hedging Transaction.
“Asset Swap” means an exchange (or concurrent purchase and sale) of property, plant, equipment or other assets (excluding working capital or current assets) of PHH or any of its Restricted Subsidiaries for the assets or Capital Stock of a Person conducting a Permitted Business; provided that, in the case of any such exchange for Capital Stock of a Person conducting a Permitted Business, such Person is or becomes a Restricted Subsidiary; provided, further, that any Unrestricted Cash received must be applied as Net Proceeds in accordance with Section 4.10.

“Attributable Debt” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Issuer) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.” In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, foreign or state law for the relief of debtors.
“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof, including, but not limited to, the audit committee.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.
“Capital Stock” means:
(1)    with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; or
(2)    with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person, but, in each case, excluding any debt security that is convertible or exchangeable for Capital Stock.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person as lessee under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; provided, for the avoidance of doubt, that any obligations of PHH and its Restricted Subsidiaries either existing on the date of this Indenture or created prior to the recharacterization described below that were not included on the consolidated balance sheet of Parent or PHH as Capitalized Lease Obligations and that are subsequently recharacterized as Capitalized Lease Obligations due to a change in GAAP, shall for purposes of this Indenture not be treated as Capitalized Lease Obligations or Indebtedness. Notwithstanding anything to the contrary in this Indenture, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change to capital lease accounting rules from those in effect on December 5, 2016 pursuant to Accounting Standards Codification 840 and other lease accounting guidance as in effect on December 5, 2016.
“Cash Equivalents” means:
(1)    Dollars;
(2)     in the case of any Foreign Subsidiary of PHH that is a Restricted Subsidiary of PHH, such local currencies held by such Foreign Subsidiary of PHH from time to time in the ordinary course of business;
(3)    securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);
(4)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;
(5)    certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Moody’s or S&P rating of “B” or better;
(6)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3), (4) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;
(7)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within twelve months after the date of acquisition; and
(8)    money market funds (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition or (ii) that comply with the criteria under Rule 2a-7 of the Investment Company Act of 1940 and are rated at least AAA by S&P or Aaa by Moody’s.

In the case of Investments by any Foreign Subsidiary of PHH that is a Restricted Subsidiary of PHH, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.
“Change of Control” means the occurrence of any of the following:
(1)     the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent or PHH and their respective Subsidiaries, taken as a whole, to any Person;
(2)    the Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of Parent;
(3)    PHH shall cease for any reason to be a Wholly Owned Subsidiary of Parent; or
(4)    the Issuer shall cease for any reason to be a Wholly Owned Restricted Subsidiary of PHH.

For purposes of this definition, any direct or indirect holding company of Parent shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.
“Clearstream” means Clearstream Banking, Société Anonyme and its successors and/or assigns.
“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Security Documents as security for the Notes Obligations.
“Collateral Trustee” means Wilmington Trust, National Association, as collateral trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and the Security Documents, and thereafter means the successor serving hereunder and thereunder.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated Net Income” shall mean, for any period, the net income (or loss) of PHH and its Restricted Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP, provided that:
(A)    the following items shall be excluded in computing Consolidated Net Income (without duplication):
(i)    the net income or loss of any Person that is not a Restricted Subsidiary of PHH, except to the extent of the amount of cash dividends or other cash distributions of net income actually paid to PHH or a Restricted Subsidiary by such Person during such period;
    (ii)    the net income (or loss) of any Person prior to the date it becomes a Restricted Subsidiary or all or substantially all of the property or the net income related to assets of such Person are acquired by PHH or a Restricted Subsidiary; and
    (iii)    the net income of any Restricted Subsidiary that is not a Guarantor to the extent that the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
(B)    items classified as extraordinary gains or losses (calculated on an after-tax basis) shall be excluded in computing Consolidated Net Income (without duplication); and
(C)    the following items (the amounts thereof to be initially calculated on a pre-tax basis and then adjusted for taxes cumulatively) shall be excluded in computing Consolidated Net Income:
    (i)    changes in the fair value of PHH’s assets or liabilities, including changes in the fair value of MSRs and reverse mortgage loans;
    (ii)    direct impairment charges or the reversal of such charges;
    (iii)    gains and losses realized upon the disposition (including reserves or abandonments) of assets outside of the ordinary course of business;
    (iv)    income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness;
    (v)    the cumulative effect of a change in accounting principles during such period;
    (vi)    the amortization of cash flow hedges, MSRs and intangibles;

    (vii)    the amount of all reversals made (or incurred) on account of an item added back to or deducted from Consolidated Net Income in a previous period following the Issue Date pursuant to clauses (A) through (C) hereof;
    (viii)    any income or loss related to the Fair Market Value of economic hedges related to MSRs or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at Fair Market Value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision; and
    (ix)    in the case of a successor to PHH or the Issuer by consolidation or merger or as a transferee of PHH’s or the Issuer’s assets, as applicable, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.
“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (2), (5), (6), (7), (9), (10), (11), (12), (15), (18), (19), (20), (22), (23), (24), (25), (26), (27), (29) and (31) of the definition of “Permitted Indebtedness”).
“Corporate Trust Office” of the Trustee or Collateral Trustee, as applicable, shall be at the address of the Trustee or Collateral Trustee specified in Section 13.02 or such other address as to which the Trustee or Collateral Trustee may give notice to the Holders and the Issuer.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by Parent, PHH, any of their Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by PHH’s senior management) with respect to any MTM MSR Indebtedness, Permitted Funding Indebtedness or Permitted Securitization Indebtedness.
“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Noncash Consideration” means the Fair Market Value of any noncash consideration received by PHH or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate executed by the principal financial officer of PHH or such Restricted Subsidiary at the time of such Asset Sale less the amount of cash and Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.
“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.
“Dollar” or “$” means the lawful money of the United States of America.
“Equal Priority Intercreditor Agreement” means an Intercreditor Agreement, substantially in the form attached hereto as Exhibit H, to be entered into by the Issuer, the Guarantors, the Collateral Trustee and each collateral agent for Other Pari Passu Secured Indebtedness.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public or private sale of Equity Interests of the Parent (other than Disqualified Capital Stock and other than to a Subsidiary of the Parent) by the Parent.
“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system and its successors and/or assigns.
“Excess Servicing Strip” means any transaction consisting of the sale of excess servicing fees, or any interest therein to a third party in the ordinary course of business and for Fair Market Value, or any similar transaction.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“Excluded Contributions” means net cash proceeds or marketable securities received by PHH from contributions to its common equity capital designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made.

“Excluded Subsidiary” means (i) any Foreign Subsidiary; any Subsidiary of PHH that is treated as a partnership or a disregarded entity for U.S. federal income tax purposes and that has no material assets other than the stock of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code (“CFC”); any Subsidiary of PHH that is a CFC; and any Subsidiary of PHH that is a Subsidiary of a CFC, (ii) any Subsidiary of PHH that is not a Material Subsidiary; (iii) any Subsidiary of PHH (a) constituting a mutual fund, unregistered investment fund or other investment company (including any statutory trust constituted for such purpose) or (b) that is a CFTC-registered introducing broker or a FINRA-member broker-dealer; (iv) any Subsidiary of PHH to the extent that the provision by such Subsidiary of a guarantee in respect of the Notes (a) is prohibited or restricted by (1) applicable law, rule or regulation or (2) any contractual obligation existing on the Issue Date for so long as such prohibition or restriction is in effect (or, with respect to any Subsidiary acquired after the Issue Date, on the date such Subsidiary is so acquired, so long as such contractual obligation was not incurred in contemplation of such investment and for so long as such prohibition or restriction is in effect)) or (b) would require consent, approval, license or authorization by any governmental or regulatory authority or by Fannie Mae, Freddie Mac or Ginnie Mae unless such consent, approval, license or authorization has been received; (v) any Subsidiary that is a captive insurance company; (vi) any Unrestricted Subsidiary, (vii) any Securitization Entity, (viii) Warehouse Facility Trust or (ix) MSR Facility Trust. For the avoidance of doubt, in no event shall the Issuer constitute an Excluded Subsidiary.
“Existing Facilities” means, collectively, the Existing MSR Facilities, the Existing Servicing Advance Facilities and the Existing Warehouse Facilities.

“Existing MSR Facilities” means the MSR Facilities of PHH and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of PHH as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
“Existing Servicing Advance Facilities” means the Servicing Advance Facilities of PHH and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of PHH as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Warehouse Facilities” means the Warehouse Facilities of PHH and its Restricted Subsidiaries in existence on the Issue Date, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of PHH as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.
“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer that is not an Affiliate of the seller and a willing seller, would reasonably be expected to agree to purchase and sell such asset, as determined in good faith by PHH or the Restricted Subsidiary purchasing or selling such asset. For the avoidance of doubt, any sale, contribution, assignment or other transfer shall not be deemed to be for less than Fair Market Value solely because such sale, contribution, assignment or transfer was made at a discount to par.
“Fannie Mae” means the Federal National Mortgage Association, in its corporate capacity, and any majority owned and controlled affiliate thereof.
“First Lien LTV Ratio” means (I) as of the last date of any Fiscal Quarter, the loan-to-value ratio as of such date of (i) the aggregate principal amount of the First Priority Obligations then outstanding to (ii) the sum of:
(A)     Specified Net Servicing Advances, plus
(B)     Specified Deferred Servicing Fees that are subject to a valid and perfected First Priority Lien in favor of the Collateral Trustee for its benefit and the benefit of the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of any other First Priority Secured Parties, plus
(C)     the excess of Specified MSR Value over the aggregate outstanding principal balance of MTM MSR Indebtedness and Permitted MSR Indebtedness to the extent advanced with respect to MSRs, plus
(D)     the greater of zero and the result of (x) the sum of (i) all Unrestricted Cash of the Issuer and the Guarantors that is subject to a valid and perfected First Priority Lien in favor of the Collateral Trustee for its benefit of the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of any other First Priority Secured Parties and (ii) up to $40 million in the aggregate of Unrestricted Cash of any Restricted Subsidiary that is not a Guarantor to the extent that such cash may be freely distributed by such Restricted Subsidiary to the Issuer or a Guarantor minus (y) $50 million, plus
(E)     Advance Facility Reserves, plus
(F)     Specified Loan Value, plus
(G)    Specified Residual Value, plus

(H)     without duplication of clause (D), the fair value of marketable securities held by PHH and its Subsidiaries that are subject to a valid and perfected First Priority Lien in favor of the Collateral Trustee for its benefit and the benefit of the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of any other First Priority Secured Parties as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Holders pursuant to Section 4.03;
provided that the foregoing calculations in clause (ii) shall not include (x) any assets that have a negative value and (y) any Excess Servicing Strips; and (II) as of any other date of determination, the amount set forth in clause (I) above as of the last day of the calendar month most recently ended for which internal financial statements are available, as calculated on a pro forma basis after giving effect to any First Priority Obligations incurred on such date.
“First Priority Liens” means the liens on the Collateral created in favor of the Collateral Trustee for its benefit and the benefit of the Trustee and the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of any other First Priority Secured Parties.
“First Priority Obligations” means (i) the Notes Obligations and (ii) Obligations of the Issuer and the Guarantors in respect of Other Pari Passu Secured Indebtedness.

“First Priority Secured Parties” mean the holders of First Priority Obligations.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of PHH and its Subsidiaries ending on December 31 of each calendar year.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.
“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of PHH, as determined in accordance with GAAP in good faith by PHH without intercompany eliminations.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
“Ginnie Mae” means the Government National Mortgage Association.
“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Article 2.
“Government Securities” means securities that are:

(1) direct obligations of the United States of America denominated and payable in US dollars for the timely payment of which its full faith and credit is pledged; or
(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“Grantors” means, collectively, the Issuer and the Guarantors.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means, collectively, (i) the Parent, (ii) PHH and (iii) each Subsidiary of PHH that executes a Note Guarantee (including, without limitation, any supplemental indenture in the form of Exhibit D hereto) in accordance with the provisions of this Indenture, other than an Excluded Subsidiary, and their respective successors and assigns, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture (each, a “Subsidiary Guarantor”), and each, a “Guarantor.”
“Holder” means the Person in whose name the Note is registered on the Registrar’s book.
“Indebtedness” means with respect to any Person, without duplication:
(1)    all Obligations of such Person for borrowed money;
(2)    all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all Capitalized Lease Obligations of such Person;
(4)    all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);
(5)    all Obligations for the reimbursement of any obligor on any standby letter of credit, banker’s acceptance or similar credit transaction;

(6)    guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) or (9) below, but excluding any guaranty or other recourse arising from or otherwise based on matters such as fraud, misappropriation, breaches of representations, warranties or covenants and misapplication and customary indemnities in connection with transaction similar to the related Indebtedness;
(7)    Obligations of any other Person of the type referred to in clauses (1) through (6) above and clause (9) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Obligation so secured;
(8)    all net Obligations under currency agreements and interest swap agreements of such Person;
(9)    all Attributable Debt of such Person; and
(10)    all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Notwithstanding anything in this definition to the contrary, in no event shall obligations under any derivative transaction related to the hedging of the mortgage origination pipeline or MSRs in the ordinary course of business and not for speculative purposes be deemed “Indebtedness.” For the avoidance of doubt, Indebtedness shall not include any liability recorded on the balance sheet of PHH’s financial statements that corresponds to (i) MSRs (or the economic interests in MSRs) that have been sold or transferred to a third party and for which PHH or a Restricted Subsidiary is the servicer or sub-servicer and such MSRs (such economic interests) are required under GAAP to be recorded as an asset on the balance sheet of PHH’s financial statements and (ii) mortgage loans that have been sold or transferred to a third party or securitized in a securitization sponsored by a third party or pursuant to any Specified Government Entity securitization program.
The amount of any Indebtedness outstanding as of any date shall be:
(1)    the accreted value thereof, in the case of any Indebtedness issued at a discount to par;
(2)    with respect to any Obligations under currency agreements and interest swap agreements, the net amount payable if such agreements terminated at that time due to default by such Person;
(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)    the Fair Market Value of such assets at the date of determination; and
(b)    the amount of the Indebtedness of the other Person; or
(4)    except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” as defined in the recitals hereto.
“Intercreditor Agreements” means the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement.

“Interest Payment Date” means March 15 and September 15 of each year.
“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities. “Investment” shall exclude (w) residential mortgage loans in the ordinary course of business, warehouse loans secured by residential mortgage loans and related assets, drawing accounts and similar expenditures in the ordinary course of business, (x) accounts receivable, extensions of trade credit or advances by PHH and its Restricted Subsidiaries on commercially reasonable terms in accordance with PHH’s or its Restricted Subsidiaries’ normal trade practices, as the case may be, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts related to Securitizations and (z) commission, moving, entertainment and travel expenses and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Investment Grade” means a rating of the Notes by both S&P and Moody’s, each such rating being one of such agency’s four highest generic rating categories that signifies investment grade (i.e., BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided that, in each case, such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the Notes are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) designated by the Issuer, notice of which shall be given to the Trustee.
“Investment Grade Securities” means marketable securities of a Person (other than PHH or its Restricted Subsidiaries, an Affiliate or joint venture of PHH or any Restricted Subsidiary), acquired by PHH or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.
“Issue Date” means March 4, 2021, the date on which the Notes are originally issued.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.
“Junior Priority Intercreditor Agreement” means the Junior Priority Intercreditor Agreement, substantially in the form attached hereto as Exhibit G, to be dated as of the Issue Date and entered into by the Parent, the Collateral Trustee and the Parent Notes Collateral Agent.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.
“Material Subsidiary” means, at any time, (i) each Subsidiary of PHH that is not an Excluded Subsidiary (other than pursuant to clause (ii) of the definition thereof) which represents (a) 5% or more of PHH’s consolidated total assets or (b) 5% or more of PHH’s consolidated total revenues, in each case, as determined at the end of the most recent Fiscal Quarter of PHH based on the financial statements of PHH delivered pursuant to Section 4.03 or (ii) any Subsidiary of PHH designated by notice in writing given by the Issuer to the Trustee to be a “Material Subsidiary”; provided that any such Subsidiary so designated as a “Material Subsidiary” shall at all times thereafter remain a Material Subsidiary for the purposes of this Indenture unless otherwise agreed to by the Issuer and with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes issued under this Indenture or unless such Material Subsidiary ceases to be a Subsidiary in a transaction not prohibited by this Indenture; provided, further, that if at any time the Subsidiaries of PHH (excluding all Excluded Subsidiaries (other than pursuant to clause (ii) of the definition thereof)) that are not Material Subsidiaries because they do not meet the thresholds set forth in clause (i) comprise in the aggregate more than (x) 10% of PHH’s consolidated total assets or (y) 10% of PHH’s consolidated total revenues, in each case as determined at the end of the most recent fiscal quarter of PHH based on the financial statements of PHH delivered pursuant to this Indenture (but excluding from each such calculation the contribution of Excluded Subsidiaries (other than pursuant to clause (ii) of the definition thereof)), then the Issuer shall, not later than thirty (30) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Indenture, (1) designate in writing to the Trustee one or more of its Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (2) comply with Section 4.15 applicable to such Subsidiaries. Notwithstanding the foregoing, for purposes of all calculations under clauses (i)(a) and (x) of the proviso above, all assets of any Subsidiary of PHH that is not a Foreign Subsidiary that have been transferred into a securitization of Ginnie Mae Home Equity Conversion Mortgage-Backed Securities and are held on such Subsidiary’s balance sheet only to comply with the true sale accounting rules set forth in Financial Accounting Standards Board Statement 140 (or other applicable rule under GAAP requiring such assets to be held on the balance sheet) shall be disregarded in determining PHH’s consolidated total assets and the assets of any such Subsidiary that is not a Foreign Subsidiary.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“MSR Assets” means MSRs other than (i) MSRs on loans originated by PHH or its Restricted Subsidiaries for so long as such MSRs are financed in the normal course of the origination of such loans and (ii) MSRs subject to existing Liens on the Issue Date securing Existing MSR Facilities.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender (including, without limitation, any Specified Government Entity) or purchaser, in each case, primarily to finance or refinance the purchase, origination, pooling or funding by PHH or a Restricted Subsidiary of PHH of MSRs originated, purchased or owned by PHH or any Restricted Subsidiary of PHH, including, for the avoidance of doubt, any arrangement secured by MSRs or any interest therein held by PHH or any Restricted Subsidiary.
“MSR Facility Trust” means any Person (whether or not a Subsidiary of PHH) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs originated or purchased by, and/or contributed to, such Person from PHH or any of its Restricted Subsidiaries or (ii) notes and securities are backed by specified MSRs purchased by, and/or contributed to, such Person from PHH or any of its Restricted Subsidiaries.
“MSR Indebtedness” means Indebtedness in connection with a MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.
“MSRs” means mortgage servicing rights (including master servicing rights and excess mortgage servicing rights) entitling the holder to service mortgage loans (including reverse mortgage loans).
“MTM MSR Indebtedness” means MSR Indebtedness that by its terms obligates PHH or a Restricted Subsidiary to make payments to reduce the outstanding obligations under such MSR Indebtedness or provide additional collateral to support the obligations under such MSR Indebtedness if the market value of the MSRs securing such MSR Indebtedness decreases, excluding any MSR Indebtedness to the extent of the principal balance thereof advanced with respect to MSRs for reverse mortgage loans securing such MSR Indebtedness.

“MTM MSR Indebtedness LTV Ratio” means (a) as of the last day of any Fiscal Quarter, the loan-to-value ratio as of such date of (i) the aggregate principal amount of the MTM MSR Indebtedness then outstanding to (ii) Specified MSR Value and (b) as of any other date of determination, the loan-to-value ratio of the (i) aggregate principal amount of the MTM MSR Indebtedness then outstanding to (ii) the sum of (x) the Specified MSR Value as of the last date of the immediately preceding Fiscal Quarter plus (y) the market value of MSRs that have been acquired by the Issuer or its Restricted Subsidiaries since the last date of the immediately preceding Fiscal Quarter or are to be acquired on such date of determination, as determined by the Issuer in good faith using the same methodology used to calculate the Specified MSR Value minus (z) the market value of MSRs that have been sold by the Issuer or its Restricted Subsidiaries since the last date of the immediately preceding Fiscal Quarter or are to be sold on such date of determination, as determined by the Issuer in good faith using the same methodology used to calculate the Specified MSR Value; provided that the foregoing calculations in clause (a)(ii) and (b)(ii) shall not include (x) any assets that have a negative value, (y) any Excess Servicing Strips or (z) any MSRs that secure any Permitted Funding Indebtedness. For the avoidance of doubt, to the extent any MTM MSR Indebtedness is combined with any Permitted Funding Indebtedness, the MTM MSR Indebtedness LTV Ratio shall be calculated without regard to the portion of such combined Indebtedness that constitutes Permitted Funding Indebtedness. For example, if any Indebtedness consists of a combination of MTM MSR Indebtedness and Permitted Servicing Advance Facility Indebtedness pursuant to which an aggregate principal balance of $100 million is outstanding, $75 million of which has been advanced with respect to MSRs with a Specified MSR Value of $125 million and $25 million of which has been advanced with respect to Servicing Advances, the resulting MTM MSR Indebtedness LTV Ratio of such MTM MSR Indebtedness would be equal to 0.60 to 1.
“Net Proceeds” means the aggregate cash proceeds received by PHH or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and amounts required to be applied to the repayment of Indebtedness (other than First Priority Obligations and other Indebtedness secured on a basis junior to the First Priority Liens) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
“Non-Recourse Indebtedness” means, with respect to any specified Person or any of its Restricted Subsidiaries, Indebtedness that is specifically advanced to finance the origination or the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation, warranty or covenant and misapplication and customary indemnities in connection with similar transactions, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes).
“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued in accordance with the terms of this Indenture.
“Notes Obligations” mean all Obligations of the Issuer and the Guarantors under the Notes, this Indenture, the Note Guarantees and the Security Documents.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“OID Legend” means the legend set for in Section 2.06(g)(iv) to be placed on each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, of the Issuer, or, in the event that the Issuer has no such officers, a person duly authorized under applicable law by the directors or a similar body to act on behalf of the Issuer. A reference to an “Officer” of a Guarantor has a correlative meaning.
“Officers’ Certificate” means a certificate signed by or on behalf of a Person by two Officers of such Person and delivered to the Trustee and/or the Collateral Trustee.
“Offering Memorandum” means the Issuer’s offering memorandum dated February 26, 2021, relating to the sale of the Initial Notes.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and/or the Collateral Trustee. The counsel may be an employee of or counsel to the Issuer.
“Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, supplemented or otherwise modified, and its by-laws, as amended, supplemented or otherwise modified, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, supplemented or otherwise modified, and its partnership agreement, as amended, supplemented or otherwise modified, (iii) with respect to any general partnership, its partnership agreement, as amended, supplemented or otherwise modified and (iv) with respect to any limited liability company, its articles of organization, as amended, supplemented or otherwise modified, and its operating agreement, as amended, supplemented or otherwise modified. In the event any term or condition of this Indenture or any other Security Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Pari Passu Secured Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is pari passu in right of payment to the Notes or any Note Guarantee, as the case may be, and is secured by a Lien on the Collateral permitted by clause (10) of the definition of “Permitted Liens” that has the same priority as the Lien securing the Notes and the Note Guarantees and that is designated in writing as such by the Issuer to the Trustee and the holders or a representative of the holders of which enter into the Equal Priority Intercreditor Agreement or a joinder thereto. “Other Pari Passu Secured Indebtedness” does not include the Notes and the Note Guarantees issued on the Issue Date, but includes any Additional Notes and related Note Guarantees, provided that no entry into the Equal Priority Intercreditor Agreement or a joinder thereto will be required for Additional Notes.

“Parent Notes” means (x) the $199.5 million aggregate principal amount of the Parent’s Senior Secured Notes due 2027 issued on the Issue Date and (y) up to $85.5 million aggregate principal amount of the Parent’s Senior Secured Notes due 2027 issued after the Issue Date.
“Parent Notes Collateral Agent” means Oaktree Fund Administration, LLC, in its capacity as collateral agent for the holders of the Parent Notes.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the businesses of PHH and its Subsidiaries as described (or incorporated by reference) in the Offering Memorandum and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof, including, but not limited to: (u) loan servicing and collection activities and ancillary services directly related thereto (including, but not limited to, the making of servicer advances and financing of advances), (v) asset management for investors that are not a part of PHH’s consolidated group and management of loans, real estate owned and securities portfolios for investors that are not a part of PHH’s consolidated group, (w) originating, acquiring, investing in, pooling, securitizing and/or selling Servicing Advances, MSRs, residential and commercial mortgage loans (including reverse mortgage loans and auto dealer floorplan loans) or other loans, leases, asset-backed and mortgage-backed securities and other related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing), (x) providing warehouse financings to third-party loan originators, (y) support services to third-party lending and loan investment and servicing businesses (including any due diligence services, loan underwriting services, real estate title services, provision of broker-price opinions and other valuation services), collection of consumer receivables, bankruptcy assistance and solution activities, and the provision of technological support products and services related to the foregoing; as well as any business in the insurance industry and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.

“Permitted Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted Residual Indebtedness, (iv) any Permitted MSR Indebtedness, (v) any Indebtedness of the type set forth in clauses (i) through (iv) of this definition that is acquired by PHH or any of its Restricted Subsidiaries in connection with an acquisition permitted under this Indenture, (vi) any facility that combines any Indebtedness under clause (i), (ii), (iii) or (v) of this definition and (vii) any Refinancing Indebtedness of the Indebtedness under clause (i), (ii), (iii), (v) or (vi) of this definition and advanced to PHH or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, MSRs, mortgages or other loans, securities or derivatives, receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing) existing on the Issue Date or created thereafter, provided, however, solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any Indebtedness incurred in accordance with this clause (vii) for which the holder thereof has contractual recourse to PHH or its Restricted Subsidiaries to satisfy claims with respect thereto (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (vii)). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.” For the avoidance of doubt, MTM MSR Indebtedness shall not constitute Permitted Funding Indebtedness, but any Permitted Funding Indebtedness may be combined with an MTM MSR Indebtedness, in which case such Indebtedness shall be deemed to constitute an MTM MSR Indebtedness to the extent of the aggregate principal balance thereof advanced with respect to MSRs securing such MTM MSR Indebtedness and shall otherwise constitute a Permitted Funding Indebtedness.
“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by PHH or any of its Restricted Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of PHH or such Restricted Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars and forward hedge or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.
“Permitted Indebtedness” means, without duplication, each of the following:
(1)    Indebtedness under the Initial Notes and the Note Guarantees (including Note Guarantees from additional Guarantors after the Issue Date) thereof;
(2)    Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Facility as in effect on the Issue Date;

(3)    Indebtedness of PHH or any Restricted Subsidiary that constitutes First Priority Obligations so long as, on the date of the incurrence of such Indebtedness or Preferred Stock, as applicable, after giving effect to the incurrence thereof and the use of proceeds thereof, (a) the First Lien LTV Ratio of PHH and its Restricted Subsidiaries is no higher than 0.35 to 1.0 and (b) the ratio of Corporate Indebtedness of PHH and its Restricted Subsidiaries to Tangible Net Worth of Parent and its Subsidiaries is no higher than 1.0 to 1.0;
(4)    other Indebtedness and Preferred Stock of PHH and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1), (2) and (3) above);
(5)    Permitted Hedging Transactions;
(6)    Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of PHH and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
(7)    Indebtedness owed to and held by PHH or a Restricted Subsidiary; provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of PHH or any transfer of such Indebtedness (other than to PHH or a Restricted Subsidiary of PHH) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon, and (b) if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or the Note Guarantee, as applicable;
(8)    the incurrence of Indebtedness the proceeds of which are used for working capital purposes in an aggregate amount not to exceed $50.0 million at any one time outstanding;
(9)    the Issuance of Preferred Stock by Restricted Subsidiaries to officers, directors and employees of PHH or any Restricted Subsidiary as compensation, bonus awards or other incentive arrangements, provided that aggregate liquidation preference of all shares of Preferred Stock issued pursuant to this clause (9) in any calendar year shall not exceed $10.0 million, provided that any amounts available to be issued pursuant to this clause (9) that are unissued during any calendar year may be carried forward and utilized in succeeding calendar years;
(10)     Indebtedness of PHH or any of its Restricted Subsidiaries represented by letters of credit for the account of PHH or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;
(11)     (a) Permitted Funding Indebtedness and (b) MTM MSR Indebtedness so long as on the date of the incurrence of such MTM MSR Indebtedness, after giving effect to the incurrence thereof and the use of proceeds thereof, the MTM MSR Indebtedness LTV Ratio of PHH and its Restricted Subsidiaries is no higher than 0.65 to 1.0;
(12)     Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

(13)     Refinancing Indebtedness;
(14)     (A) any guarantee by PHH or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary of PHH (other than Non-Recourse Indebtedness) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary of PHH is permitted under the terms of this Indenture, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of PHH (other than Non-Recourse Indebtedness); provided that such guarantee is permitted under the terms of this Indenture;
(15)     Non-Recourse Indebtedness;
(16)     (x) Acquired Indebtedness and Indebtedness incurred by PHH or any Restricted Subsidiary of PHH in connection with the acquisition of a Permitted Business and (y) Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of PHH or at the time it merges or consolidates with PHH or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person or secured by a Lien encumbering any asset acquired by such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of PHH or such acquisition, merger or consolidation in connection with the acquisition of a Permitted Business; provided that, in each case, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, (a) the Total LTV Ratio of PHH and its Restricted Subsidiaries on a pro forma basis would be either (i) no higher than 0.45 to 1.0 or (ii) no higher than the Total LTV Ratio of PHH and its Restricted Subsidiaries immediately prior to such transaction and (b) the ratio of Corporate Indebtedness of PHH and its Restricted Subsidiaries to Tangible Net Worth of Parent and its Subsidiaries on a pro forma basis would be (i) no higher than 1.25 to 1.0 or (ii) no higher than the ratio of Corporate Indebtedness of PHH and its Restricted Subsidiaries to Tangible Net Worth of Parent and its Subsidiaries immediately prior to such transaction;
provided that the aggregate principal amount of Indebtedness and Preferred Stock that may be incurred and outstanding at any one time by Restricted Subsidiaries that are not Guarantors pursuant to subclause (x) of this clause (16) does not exceed $25.0 million;
(17)     Indebtedness (including Capitalized Lease Obligations) incurred to finance the development, construction, acquisition, purchase, lease, repairs, maintenance or improvement of assets (including, but not limited to, assets consisting of Servicing Advances, mortgages or other loans, mortgage related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing), but excluding all MSRs) by PHH or any Restricted Subsidiary (including the acquisition or purchase of any assets (other than MSRs) through the acquisition of any Person that becomes a Restricted Subsidiary or by the merger or consolidated of a Person with or into PHH or any Restricted Subsidiary) that is secured by a Lien on the assets acquired, purchased, leased or improved; provided that the Liens securing such Indebtedness may not extend to any other assets or property owned by PHH or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 270 days after the latter of the acquisition or completion of the construction of the assets or property subject to the Lien; provided, further, that the amount of such Indebtedness does not exceed the Fair Market Value on the date that such Indebtedness is incurred of the assets or property developed, constructed, purchased, leased, repaired, maintained or improved with the proceeds of such Indebtedness;

(18)    Indebtedness arising from agreements of PHH or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(19)     Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by PHH of Common Stock (or options, warrants or other rights to acquire Common Stock) of Parent from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of Parent or any of its Subsidiaries or their authorized representatives to the extent described in clause (iv) of Section 4.07(b);
(20)     Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary deposit accounts maintained by Parent, PHH or any of their Subsidiaries with banks and other financial institutions as part of its ordinary cash management program;
(21)     the incurrence of Indebtedness by a Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (21), 5.0% of Foreign Subsidiary Total Assets;
(22)     shares of Preferred Stock of a Restricted Subsidiary of PHH issued to PHH or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such share of Preferred Stock (except to PHH or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares or Preferred Stock not permitted by this clause (22);
(23)     Indebtedness of PHH and its Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;
(24)     Obligations in respect of performance, bid, appeal, customs, surety bonds and completion guarantees (including Obligations under any letter of credit incurred for such purposes) provided by PHH and its Restricted Subsidiaries in the ordinary course of business or in connection with judgments that do not result in an Event of Default;
(25)     to the extent constituting Indebtedness, Indebtedness under Excess Servicing Strip incurred in the ordinary course of business;
(26)     to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Servicing Advances, MSRs, mortgages or other loans, mortgage related securities or derivatives, consumer receivables, REO Assets or Residual Interests and other similar assets (or any interests in any of the foregoing) purchased or originated by PHH or any of its Restricted Subsidiaries arising in the ordinary course of business;

(27)     guarantees by PHH and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness;
(28)     Indebtedness or Disqualified Capital Stock of PHH and Indebtedness, Disqualified Capital Stock or Preferred Stock of any of PHH’s Restricted Subsidiaries in an aggregate principal amount or liquidation preference (together with Refinancing Indebtedness in respect thereof) up to 100.0% of the net cash proceeds received by PHH since immediately after the Issue Date from the issue or sale of Equity Interests of PHH or cash contributed to the capital of PHH (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to PHH or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been applied to make a Restricted Payment pursuant to Section 4.07 and are thereafter excluded from clause (C)(2) of Section 4.07(a); provided, however, that the aggregate amount of Indebtedness and Preferred Stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (28) may not exceed $35.0 million in the aggregate at any one time outstanding;
(29)     Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving PHH or a Subsidiary of PHH of the administrative expense of servicing such Securitization Entity;
(30)     [reserved];
(31)     guarantees by PHH and the Restricted Subsidiaries of PHH to owners of servicing rights in the ordinary course of business;
(32)     additional Indebtedness incurred by PHH or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $40.0 million and (y) 0.4% of Total Assets of PHH and its Restricted Subsidiaries at any one time outstanding; and
(33)    additional Indebtedness incurred by PHH or any of its Restricted Subsidiaries that is owed to or held by Parent or any of Subsidiary of Parent (other than PHH or any of its Restricted Subsidiaries) in an aggregate principal amount not to exceed the greater of (x) $25.0 million and (y) 0.25% of Total Assets of PHH and its Restricted Subsidiaries at any one time outstanding.
For purposes of determining compliance with Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (33) above or is entitled to be incurred pursuant to the second paragraph of such covenant, PHH shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness or any portion thereof in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.09.
“Permitted Investments” means:
(1)    any Investment in PHH or in a Restricted Subsidiary;
(2)    any Investment in cash or Cash Equivalents or Investment Grade Securities;

(3)    any Investment by PHH or any Restricted Subsidiary of PHH in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of PHH or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, PHH or a Restricted Subsidiary of PHH;
(4)    Investments by PHH or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;
(5)    Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity and/or Securitization Assets of any Securitization Entity in the ordinary course of business or for the purpose of relieving PHH or a Subsidiary of PHH of the administrative expense of servicing such Securitization Entity;
(6)    Investments in MSRs (including in the form of repurchases of MSRs);
(7)    Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;
(8)    Investments by PHH or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of PHH or such Restricted Subsidiary in the ordinary course of business;
(9)    any Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10, or any other disposition of assets not constituting an Asset Sale;
(10)     Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of PHH or any Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and Cash Equivalents);
(11)     any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of PHH or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;
(12)     Investments in connection with Permitted Hedging Transactions;
(13)    repurchases of the Notes;
(14)     Investments in and making or origination of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs);
(15)     guarantees of Indebtedness permitted under Section 4.09;
(16)     any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(c) (except transactions described in clauses (vii) and (ix) of Section 4.11(c));

(17)     Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable arising from the grant of trade credit, and guarantees and letters of credit for the benefit of existing or potential suppliers, customers, distributors, licensors, licensees, lessees and lessors, in each case in the ordinary course of business; and Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment or services in the ordinary course of business or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(18)     endorsements for collection or deposit in the ordinary course of business;
(19)     any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (19) to the extent required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted under this Indenture;
(20)     any Investment by PHH or any Restricted Subsidiary of PHH in any Person where such Investment was acquired by PHH or any Restricted Subsidiary of PHH (a) in exchange for any other Investment or accounts receivable held by PHH or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by PHH or any Restricted Subsidiary of PHH with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(21)     any Investment by PHH or any Restricted Subsidiary of PHH in a joint venture not to exceed the greater of (a) $60.0 million and (b) 0.6% of Total Assets of PHH and its Restricted Subsidiaries;
(22)     other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding, net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed the greater of (a) $50.0 million and (b) 0.5% of Total Assets of PHH and its Restricted Subsidiaries at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(23)     purchases of mortgage backed or asset backed securities or similar instruments related to a Permitted Business;
(24)     Investments related to any Indebtedness permitted under clause (20) of the definition of “Permitted Indebtedness”;
(25)     advances to, or guarantees of Indebtedness of, employees of Parent, PHH or any of their Subsidiaries not in excess of $5.0 million outstanding at any one time;
(26)     loans and advances to officers, directors and employees of Parent, PHH or any of their Subsidiaries for business-related travel expenses, moving expenses and other travel related expenses, in each case in the ordinary course of business; and

(27)    any Co-Investment Transaction.
“Permitted Liens” means the following types of Liens:
(1)    Liens for taxes, assessments or governmental charges or claims either (a) not yet delinquent for a period of more than 30 days, or (b) contested in good faith by appropriate proceedings and as to which Parent or its Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;
(2)    statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;
(3)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, performance and completion guarantees, leases, contracts in the ordinary course of business, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(4)    Liens securing Indebtedness permitted to be incurred pursuant to clause (8) of the definition of “Permitted Indebtedness”;
(5)    Liens on assets, property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated or amalgamated with Parent, PHH or any Restricted Subsidiary of PHH; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or merging with or into or consolidating or amalgamating with Parent, PHH or any Restricted Subsidiary of PHH; provided, further, however, that such Liens may not extend to any other assets or property owned by PHH or any Restricted Subsidiary;
(6)    Liens on assets or property (other than MSRs) at the time Parent, PHH or a Restricted Subsidiary acquired such assets or property or within 270 days of such acquisition, including any acquisition by means of a merger, amalgamation or consolidation with or into Parent, PHH or any Restricted Subsidiary; provided that the Liens may not extend to any other assets or property owned by Parent, PHH or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); provided, further, that the aggregate amount of obligations secured thereby does not exceed the greater of (x) $50.0 million and (y) 0.5% of Total Assets of PHH and its Restricted Subsidiaries at any time outstanding and no such Lien may secure obligations in an amount that exceeds the Fair Market Value of the assets or property acquired as of the date of acquisition;
(7)    Liens securing Indebtedness or other obligations of Parent, PHH, a Restricted Subsidiary of PHH owing to Parent, PHH or another Restricted Subsidiary of PHH;
(8)    Liens arising from leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of Parent, PHH or any of its Restricted Subsidiaries;

(9)     Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Parent, PHH and its Restricted Subsidiaries or dispositions of assets;
(10)     Liens securing Indebtedness permitted to be incurred pursuant to clause (3) of the definition of “Permitted Indebtedness,” subject to the terms of the Equal Priority Intercreditor Agreement;
(11)     Liens (x) in favor of the Issuer or any Guarantor, (y) on the assets of any Restricted Subsidiary that is not a Guarantor and (z) any Liens on the assets of any Restricted Subsidiary that becomes a Guarantor after the Issue Date that are in existence at the time it becomes a Guarantor not created in contemplation of such acquisition;
(12)     Liens on Parent Collateral securing the Parent Notes or any Indebtedness incurred by Parent to Refinance the Parent Notes in accordance with the definition of “Second Priority Obligations,” subject to the terms of the Junior Priority Intercreditor Agreement;
(13)     grants of software and other technology licenses in the ordinary course of business;
(14)     Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (5), (6), (12), (21), (28) and (39) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (5), (6), (12), (21), (28) and (39) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any accrued and unpaid interest, fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(15)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;
(16)     Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a depository or financial institution or securities intermediary;
(17)     any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(18)     any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Parent, PHH or any Restricted Subsidiary of PHH;
(19)     judgment Liens not giving rise to an Event of Default;

(20)     survey exceptions, encumbrances, easements or reservations of, or rights of other for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Permitted Business of Parent, PHH and their Subsidiaries and other similar charges or encumbrances in respect of real property not interfering, in the aggregate, in any material respect with the ordinary conduct of the business of Parent, PHH or any of their Subsidiaries;
(21)     any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;
(22)     Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(23)     Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(24)     Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Parent, PHH or any of their Subsidiaries, including rights of offset and set-off;
(25)     Liens securing Permitted Hedging Transactions (and similar obligations of Parent, PHH and its Restricted Subsidiaries) and the costs thereof;
(26)    Liens securing Indebtedness under Currency Agreements;
(27)     Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $40.0 million and (y) 0.4% of Total Assets of PHH and its Restricted Subsidiaries;
(28)     Liens securing Indebtedness incurred to finance the construction or purchase of assets (excluding MSR Assets) by Parent, PHH or any of PHH’s Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into PHH or any Restricted Subsidiary); provided that any such Lien may not extend to any other property owned by Parent, PHH or any of PHH’s Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition or completion of the construction of the property subject to the Lien; provided, further, that the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets purchased or constructed with the proceeds of such Indebtedness;
(29)     Liens on Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the foregoing assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(30)     Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of PHH substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;
(31)     Liens to secure Indebtedness of any Foreign Subsidiary of PHH or any Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Foreign Subsidiary or such Restricted Subsidiary that is permitted by the terms of this Indenture to be incurred; provided that such Liens extend only to the assets of such Subsidiaries;
(32)    (i) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) bankers’ Liens, right of set-off and other similar Liens existing solely with respect to property in one or more accounts maintained by Parent, PHH or any of their Subsidiaries as customary in the banking industry in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank customarily so secured;
(33)     Liens solely on cash advances or any cash earnest money deposits made by Parent, PHH or any of their Subsidiaries in connection with any letter of intent or purchase agreement and Liens consisting of an agreement to sell or otherwise dispose of any property permitted under this Indenture;
(34)     Liens on Servicing Advances, Residential Mortgage Loans or MSRs or any part thereof and any intangible contract rights and other accounts, documents, records and property directly related to the foregoing assets and any proceeds thereof, in each case that are the subject of an Excess Servicing Strip or an MSR Facility entered into in the ordinary course of business securing obligations under such Excess Servicing Strip or MSR Facility and Liens in any cash collateral or restricted accounts securing MSR Facilities;
(35)     Liens on cash, cash equivalents or other property arising in connection with the discharge or redemption of Indebtedness;
(36)     Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto;
(37)     Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided that such Liens shall not exceed the amount of such premiums so financed;
(38)    Liens on the property or assets of any Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;
(39)     Liens to secure the Notes issued on the Issue Date (and excluding, for the avoidance of doubt, any Additional Notes issued after the Issue Date); and

(40)    Liens on cash collateral posted in respect of letters of credit and bank guarantees incurred in the ordinary course of business so long as (i) such Liens only secure obligations under such letters of credit and bank guarantees and (ii) the amount of cash on which Liens may be granted pursuant to this clause (40) shall not exceed 105% of the aggregate amount of Indebtedness secured by such Liens.

“Permitted MSR Indebtedness” means MSR Indebtedness that is not MTM MSR Indebtedness, provided that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Issuer or its Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall be deemed not to be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09, except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP (subject to the last sentence of the penultimate paragraph of the definition of “Indebtedness”).
“Permitted Payments to Parent” means, without duplication as to amounts:
(1)     payments to Parent to permit Parent to pay:
(a)    administrative and general corporate overhead expenses (including, but not limited to accounting, legal, investment banking, consulting other professional fees and expenses) and other operating expenses of Parent and its Subsidiaries that are attributable to the ownership or operation of the business of PHH and its Subsidiaries as determined in good faith by PHH;
(b)     costs (including all professional fees and expenses) incurred by Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to the Notes, the Note Guarantees or any other Indebtedness of PHH or any of its Subsidiaries, including in respect of any reports filed or delivered with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, to the extent such costs are allocable to PHH and its Subsidiaries as determined in good faith by PHH;
(c)     customary indemnification obligations of Parent owing to directors, officers, employees or other Persons under its Organizational Documents or pursuant to written agreements with any such Person;
(d)     obligations of Parent in respect of director and officer insurance (including premiums therefor) to the extent costs related to such obligations relate to PHH and any of its Subsidiaries as determined in good faith by PHH;
(e)     customary expenses incurred by Parent in connection with any offering, sale, conversion or exchange of Capital Stock or Indebtedness;
(f)     litigation and regulatory settlements, judgments, fines and penalties to the extent any of the foregoing arise out of or relate to the business or operations of PHH and its Subsidiaries;

(g)    amounts to finance Investments that would otherwise be permitted to be made pursuant to Section 4.07 if made by PHH or any of its Restricted Subsidiaries; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) Parent or any of its Subsidiaries shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of PHH or one of PHH’s Restricted Subsidiaries or (2) the merger, consolidation or amalgamation of the Person formed or acquired into PHH or one of PHH’s Restricted Subsidiaries (to the extent not prohibited by Section 5.01) in order to consummate such Investment, (C) Parent and its Affiliates (other than PHH or any of its Restricted Subsidiaries) receives no consideration or other payment in connection with such transaction except to the extent PHH or any of its Restricted Subsidiaries could have given such consideration or made such payment in compliance with this Indenture and such consideration or other payment is included as a Restricted Payment or a Permitted Investment under this Indenture, (D) any property received by PHH shall not increase amounts available for Restricted Payments pursuant to Section 4.07(a)(C)(2) and (E) such Investment shall be deemed to be made by PHH or such Restricted Subsidiary pursuant to another provision of such covenant or pursuant to the definition of “Permitted Investments”; and
(h)    amounts constituting or to be used for purposes of making payments to the extent specified in clauses (c)(i) and (xiii) of Section 4.11;
(2)     for so long as PHH is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities (including any penalties and interest) of such group that is attributable to PHH and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that PHH would owe if PHH were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of PHH and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority; and
(3)    payments to Parent to permit Parent to pay any taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes and other fees and expenses (other than (x) taxes measured by income and (y) withholding taxes), required to be paid (provided such taxes are in fact paid) by Parent by virtue of its:
(a)     being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, PHH or any of its Subsidiaries) or otherwise maintaining its existence or good standing under applicable law;
(b)     being a holding company parent, directly or indirectly, of PHH or any of its Subsidiaries;

(c)     receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, PHH or any of its Subsidiaries; or
(d)     having made any payment in respect to any of the items for which PHH is permitted to make payments to Parent under Section 4.07.
“Permitted Residual Indebtedness” means any Indebtedness of PHH or any of its Subsidiaries under a Residual Funding Facility; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to PHH or its Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).
“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness used to finance the purchase or origination of any receivables or other assets subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by PHH and its Subsidiaries from the applicable Securitization Entity and (ii) the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to PHH or its Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).
“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of PHH or any of its Subsidiaries incurred under a Servicing Advance Facility; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse to PHH or its Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness (excluding recourse for customary carve-out matters such as fraud, misappropriation, breaches of representations, warranties and covenants and misapplication and customary indemnities in connection with similar transactions) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to PHH or its Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.09 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP (subject to the last sentence of the penultimate paragraph of the definition of “Indebtedness”).
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Rating Agencies” means Moody’s and S&P.
“Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by PHH in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by PHH in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness or Permitted Residual Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined by senior management of PHH in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from PHH or any of its Restricted Subsidiaries shall be the minimum price payable to PHH or such Restricted Subsidiary for such asset pursuant to such contractual commitment.
“Record Date” for the interest payable on any applicable Interest Payment Date means March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.
“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by PHH or any Subsidiary of PHH of Indebtedness incurred in accordance with clause (1), (3), (4), (13), (16), (17) or (28) of the definition of “Permitted Indebtedness” or incurred pursuant to Section 4.09(b), and in each case that does not:
(1)     result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (or, if such Refinancing Indebtedness is issued with original issue discount, the aggregate issue price of such Indebtedness is not more than the aggregate principal amount of Indebtedness being refinanced) (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable tender premiums, as determined in good faith by PHH, defeasance costs, accrued interest and fees and expenses incurred by PHH in connection with such Refinancing and amounts of Indebtedness otherwise permitted to be incurred under this Indenture); or
(2)    create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a scheduled final maturity earlier than the scheduled final maturity of the Indebtedness being Refinanced;
provided that (i) (a) if the Indebtedness being Refinanced is Indebtedness of the Issuer or a Guarantor, such Indebtedness that is incurred is incurred by the Issuer or any Guarantor or (b) if the Indebtedness being Refinanced is Indebtedness of a Restricted Subsidiary that is not a Guarantor, such Indebtedness that is incurred is incurred by PHH or any Restricted Subsidiary, and (ii) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Note Guarantee, then such Refinancing Indebtedness shall be subordinate and/or junior to the Notes or such Note Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend and, if applicable, the OID Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend, the Regulation S Temporary Global Note Legend and, if applicable, the OID Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii).
“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (i) MSRs, (ii) pools or portfolios of MSRs, or (iii) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a Specified Government Entity.
“Residential Mortgage Loan” means any residential mortgage loan, manufactured housing installment sale contract and loan agreement, home equity loan, home improvement loan, consumer installment sale contract or similar loan evidenced by a Residential Mortgage Note, and any installment sale contract, loan contract or chattel paper.
“Residential Mortgage Note” means a promissory note, bond or similar instrument evidencing indebtedness of an obligor under a Residential Mortgage Loan, including, without limitation, all related security interests and any and all rights to receive payments due thereunder.
“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to PHH or any Restricted Subsidiary secured by Residual Interests.
“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by PHH or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.
“Responsible Officer” means, when used with respect to the Trustee or Collateral Trustee, any officer within the Corporate Trust Office of the Trustee or Collateral Trustee, as applicable, including any vice president, any assistant vice president, any trust officer, any assistant trust officer or any other officer of the Trustee or Collateral Trustee, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend and, if applicable, the OID Legend.
“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend and, if applicable, the OID Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S applicable to such Note.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context requires otherwise, any reference herein to a “Restricted Subsidiary” or “Restricted Subsidiaries” shall mean each direct and indirect Subsidiary of PHH that is not then an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“SEC” means the Securities and Exchange Commission.
“Second Priority Obligations” means (i) the indebtedness outstanding under the Parent Notes and the related documentation that is secured by a Permitted Lien permitted by clause (12) of the definition of “Permitted Liens,” and all other obligations of Parent under Parent Notes and the related indenture and (ii) the Obligations relating to any Indebtedness incurred to Refinance the Parent Notes that does not:
(1)    result in an increase in the aggregate principal amount of Indebtedness of Parent as of the date of such proposed Refinancing (or, if such Indebtedness is issued with original issue discount, the aggregate issue price of such Indebtedness is not more than the aggregate principal amount of Indebtedness being refinanced) (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable tender premiums, as determined in good faith by Parent, defeasance costs, accrued interest and fees and expenses incurred by Parent in connection with such Refinancing); or
(2)    create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a scheduled final maturity earlier than the scheduled final maturity of the Indebtedness being Refinanced;
provided that (i) such Indebtedness that is incurred is incurred by Parent and (ii) such Indebtedness is either (x) unsecured or (y) secured by a junior priority lien on Parent Collateral, subject to the terms of the Junior Priority Intercreditor Agreement.
“Second Priority Representative” means (i) in the case of the Parent Notes, the Parent Notes Collateral Agent, and (ii) in the case of any other Second Priority Obligations, the trustee, administrative agent, collateral agent, security agent or similar representative for such Second Priority Obligations that is named as the representative in respect of such Second Priority Obligations in the applicable joinder agreement to the Junior Priority Intercreditor Agreement.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization” means a public or private transfer, sale or financing of (i) Servicing Advances, (ii) MSRs (other than MSRs relating to MTM MSR Indebtedness), (iii) mortgage loans, (iv) installment contracts, (v) deferred servicing fees, (vi) warehouse loans secured by mortgage loans, (vii) mortgage backed and other asset backed securities, including interest only securities, (viii) dealer floorplan loans and/or (ix) other loans and related assets, (x) other receivables or similar assets (or any interests in any of the foregoing) and any other asset capable of being securitized, (clauses (i)—(x) above, collectively, the “Securitization Assets”) by which PHH or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Securitization Assets to a Securitization Entity, but excluding any MTM MSR Indebtedness and any MSRs relating to MTM MSR Indebtedness.
“Securitization Assets” has the meaning specified in the definition of “Securitization.”
“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of PHH) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor and (iii) any special purpose Subsidiary of PHH formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor other than under Credit Enhancement Agreements.
“Securitization Indebtedness” means (i) Indebtedness of PHH or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to PHH or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by PHH or any of its Restricted Subsidiaries.
“Security Agreement” means the Pledge and Security Agreement, substantially in the form attached hereto as Exhibit F, to be dated as of the Issue Date and entered into by the Issuer and each Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement, the Intellectual Property Security Agreements and all other instruments, documents and agreements evidencing or creating or purporting to create any security interests in favor of the Collateral Trustee for its benefit and for the benefit of the Trustee and the Holders, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

“Servicing” means loan servicing, sub-servicing rights, special servicing rights and master servicing rights and obligations including one or more of the following functions (or a portion thereof): (a) the administration and collection of payments for the reduction of principal and/or the application of interest on a loan (including for the avoidance of doubt, administering any loan modification and other loss mitigation efforts); (b) the collection of payments on account of taxes and insurance; (c) the remittance of appropriate portions of collected payments; (d) the provision of full escrow administration; (e) the right to receive fees and other compensation and any ancillary fees arising from or connected to the assets serviced, earnings and other benefits of the related accounts and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly includes the right to enter into arrangements with third Person that generate ancillary fees and benefits with respect to the serviced assets (whether such assets are serviced as primary servicer, sub-servicer, special servicer and/or master servicer); (f) the realization on the security for a loan (and the administration of any related REO Assets); and (g) any other obligation imposed on a servicer pursuant to a Servicing Agreement.
“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to PHH or any of its Restricted Subsidiaries based on such collateral.
“Servicing Advances” means the right to be reimbursed for advances made by PHH or any of its Restricted Subsidiaries in its capacity as servicer or any predecessor servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that PHH or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer or any predecessor servicer pursuant to any Servicing Agreement.
“Servicing Agreements” means any servicing agreements (including whole loan servicing agreements for portfolios of whole mortgage loans), pooling and servicing agreements, interim servicing agreements and other servicing agreements, and any other agreement governing the rights, duties and obligations of either PHH or any Restricted Subsidiary, as a servicer, under such servicing agreements, including the servicing guide of any Specified Government Entities, as a servicer, under such servicing agreements (including for the avoidance of doubt, any agreements related to primary servicing, sub-servicing, special servicing and master servicing).
“Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.
“Specified Deferred Servicing Fees” means the right to payment, whether now or hereafter acquired or created, of deferred fees payable to PHH and its Restrictive Subsidiaries under each of the Servicing Agreements; provided, however, that “Specified Deferred Servicing Fees” shall not include any rights to repayment of Servicing Advances.
“Specified Government Entities” means the Federal Housing Administration, Veterans Administration, Ginnie Mae, Fannie Mae, Freddie Mac or other similar governmental agencies or government sponsored programs.

“Specified Loan Value” means (i) the fair value of all receivables evidencing loans made to unaffiliated third parties, any interest in the real properties or other collateral underlying such loans and any proceeds thereof held by PHH and its Restricted Subsidiaries on a consolidated basis less (ii) the aggregate outstanding amount of Indebtedness under any repurchase agreement or other financing agreement that is secured by and attributable to such loans.
“Specified MSR Value” means the value of all MSRs of PHH and its Restricted Subsidiaries, as such value is determined by PHH in good faith using the same methodology that PHH uses when preparing its financial statements. For the avoidance of doubt, “Specified MSR Value” shall not include the value of any Specified Deferred Servicing Fees.
“Specified MSRs” means MSRs owned by the Parent, PHH and any Grantor (other than MSRs relating to Servicing Agreements entered into with Specified Government Entities); provided, however, that “Specified MSRs” shall not include any rights to repayment of Servicing Advances.
“Specified Net Servicing Advances” means the amount of (i) the sum of (A) the book value of all Servicing Advances (including, but not limited to, all Unencumbered Servicing Advances) and (B) all deferred servicing fees that are pledged pursuant to any Servicing Advance Facility, less (ii) the aggregate outstanding amounts under any Servicing Advance Facility.
“Specified Residual Value” means (i) the fair value of all Residual Interests held by PHH and its Restricted Subsidiaries on a consolidated basis less (ii) the aggregate outstanding amount of Indebtedness under any Residual Funding Facility.
“Subsidiary,” with respect to any Person, means:
(1)    any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or
(2)    any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.
“Tangible Net Worth” means (i) the Total Assets of Parent and its Subsidiaries less (1) goodwill and (2) intangible assets of Parent and its Subsidiaries, less (ii) Parent’s and its Subsidiaries’ Total Liabilities, in each case determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Parent.
“Total Assets” means the total assets of Parent and its Subsidiaries or PHH and its Restricted Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Parent.
“Total Liabilities” means the total liabilities of Parent and its Subsidiaries or PHH and its Restricted Subsidiaries, as applicable, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Parent.
“Total LTV Ratio” means (I) as of the last date of any Fiscal Quarter, the loan-to-value ratio as of such date of (i) the aggregate principal amount of the Corporate Indebtedness then outstanding to (ii) the sum of:

(A)     Specified Net Servicing Advances, plus
(B)     Specified Deferred Servicing Fees that are subject to a valid and perfected First Priority Lien in favor of the Collateral Trustee for its benefit and the benefit of the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of any other First Priority Secured Parties, plus
(C)     the excess of Specified MSR Value over the aggregate outstanding principal balance of MTM MSR Indebtedness and Permitted MSR Indebtedness to the extent advanced with respect to MSRs, plus
(D)     the greater of zero and the result of (x) the sum of (i) all Unrestricted Cash of the Issuer and the Guarantors that is subject to a valid and perfected First Priority Lien in favor of the Collateral Trustee for its benefit of and the benefit of the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of any other First Priority Secured Parties and (ii) up to $40 million in the aggregate of Unrestricted Cash of any Restricted Subsidiary that is not a Guarantor to the extent that such cash may be freely distributed by such Restricted Subsidiary to the Issuer or a Guarantor minus (y) $50 million, plus
(E)     Advance Facility Reserves, plus
(F)     Specified Loan Value, plus
(G)    Specified Residual Value, plus
(H)    without duplication of clause (D), the fair value of marketable securities held by PHH and its Subsidiaries that are subject to a valid and perfected First Priority Lien in favor of the Collateral Trustee for its benefit and the benefit of the Holders of the Notes and in favor of any collateral agent for its benefit and the benefit of any other First Priority Secured Parties as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Holders pursuant to Section 4.03;
provided that the foregoing calculations in clause (ii) shall not include (x) any assets that have a negative value and (y) any Excess Servicing Strips; and (II) as of any other date of determination, the amount set forth in clause (I) above as of the last day of the calendar month most recently ended for which internal financial statements are available, as calculated on a pro forma basis after giving effect to any Corporate Indebtedness incurred on such date.

“Treasury Rate” means, as determined by the Issuer, with respect to any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 with respect to each applicable day during such week (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 15, 2023; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, further, however, that if the period from such redemption date to March 15, 2023, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).
“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unencumbered Servicing Advances” means all rights to reimbursement or payment, whether now or hereafter acquired or created, of any Servicing Advances that do not collateralize or secure any Servicing Advance Facility, and includes, in any event, all rights to reimbursement or payment of Servicing Advances pursuant to the Servicing Agreements.
“Unrestricted Cash” means all unrestricted cash and Cash Equivalents of PHH and its consolidated Subsidiaries that are not required to be reserved by such Person in a restricted escrow arrangement or other similarly restricted arrangement pursuant to a contractual agreement or requirement of law. For purposes of clarification, Cash or Cash Equivalents that are deposited into an account with respect to which such Person has the sole right of withdrawal of such cash or Cash Equivalents and are available for use by such Person in its business without restriction shall be considered unrestricted regardless of whether there is a Lien on such account.
“Unrestricted Definitive Note” means one or more Definitive Notes, substantially in the form of Exhibit A hereto, that bear, if applicable, the OID Legend and that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and, if applicable, the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of PHH that is designated by the Board of Directors of PHH as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)    has no Indebtedness other than Non-Recourse Indebtedness and other Indebtedness that is not recourse to PHH or any Restricted Subsidiary or any of their assets;
(2)    except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with PHH or any Restricted Subsidiary of PHH unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to PHH or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of PHH;
(3)    is a Person with respect to which neither PHH nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PHH or any of its Restricted Subsidiaries.
For the avoidance of doubt, in no event shall the Issuer constitute an Unrestricted Subsidiary.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) either (x) finance or refinance the purchase, origination or funding by PHH or a Restricted Subsidiary of PHH of, or (y) provide funding to PHH or a Restricted Subsidiary of PHH through the pledge or transfer of, loans, mortgage-related securities (excluding securities related solely to MSRs) and other mortgage-related receivables (or any interest therein) purchased or originated by PHH or any Restricted Subsidiary of PHH in the ordinary course of business, (ii) finance or refinance Servicing Advances; (iii) finance or refinance REO Assets related to loans and other mortgage-related receivables purchased or originated by PHH or any Restricted Subsidiary of PHH or (iv) finance or refinance any Securitization Asset; provided that such purchase, origination, pooling, funding refinancing and carrying is in the ordinary course of business. Notwithstanding anything to the contrary, in no event shall a Warehouse Facility include any financing arrangement with respect to MSRs related to MTM MSR Indebtedness.
“Warehouse Facility Trusts” means any Person (whether or not a Subsidiary of PHH) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which notes and securities are backed by (i) specified loans, mortgage-related securities and other receivables purchased by, and/or contributed to, such Person from PHH or any Restricted Subsidiary of PHH; (ii) specified Servicing Advances purchased by, and/or contributed to, such Person from PHH or any other Restricted Subsidiary of PHH; or (iii) the carrying of REO Assets related to loans and other receivables purchased by, and/or contributed to, such Person or any Restricted Subsidiary of PHH.
“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; provided that the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock into (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.
    “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11
“Applicable Law”	13.18
“Authentication Order”	2.02
“Asset Sale Offer”	4.10
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Note Register”	2.03
“notice of acceleration”:	6.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Pari Passu Debt”	4.10
“Paying Agent”	2.03
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payment”	4.07
“Reversion Date”	4.18
“Security Document Order”	11.05
“Surviving Entity”	5.01
“Suspended Covenants	4.18
“Suspension Period”	4.18
“Tax Payments”	1.01
SECTION 1.03.[Reserved].
SECTION 1.04.Rules of Construction. Unless the context otherwise requires:
(a)term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)“including” means including without limitation;
(f)“will” shall be interpreted to express a command;
(g)provisions apply to successive events and transactions;
(h)references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i)unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(j)the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

SECTION 1.01.Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, Collateral Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(g)Without limiting the generality of the foregoing, a Holder, including any Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.
(h)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by any Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2
THE NOTES
SECTION 2.01.Form and Dating; Terms.
(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(b)Global Notes. Global Notes shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Definitive Notes shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
(c)Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:
(i)a written certificate or other evidence in a form reasonably acceptable to the Issuer of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)); and
(ii)an Officers’ Certificate from the Issuer.
Following the termination of the Restricted Period, upon receipt of an Issuer Order, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, subject to the limitations in Sections 4.09 and 4.12.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.
Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, waivers, amendments, offers to repurchase, redemption or otherwise as the Initial Notes (but not as to issue date, issue price, first payment date or interest accruing prior to such first payment date); provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number; provided, further, that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Sections 4.09 and 4.12.
(e)Euroclear and Clearstream Applicable Procedures. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream and such provisions shall supersede the provisions in Section 2.06, as applicable, to the extent that they conflict with such provisions, with respect to such transfers.
SECTION 2.02.Execution and Authentication. At least one Officer of the Issuer shall execute the Notes on behalf of the Issuer by manual, electronic or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of an Issuer Order to authenticate (an “Authentication Order”) the Initial Notes, authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall, upon receipt of a Board Resolution and an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in case of any issuance of Additional Notes pursuant to Section 2.01, shall certify that such issuance is in compliance with Section 4.09.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

SECTION 2.03.Registrar and Paying Agent. The Issuer shall (a) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (b) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The registered Holder of a Note shall be treated as the owner of the Note for all purposes. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes representing the Notes.
The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.
SECTION 2.04.Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).
SECTION 2.06.Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary, (ii) subject to the procedures of the Depositary, the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes, provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903, (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes, or (iv) upon prior written notice given to the Trustee by or on behalf of the Depositary in accordance with this Indenture. Upon the occurrence of any of the preceding events in clauses (i), (ii), (iii) or (iv), Definitive Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the applicable restricted legends required pursuant to Section 2.01 and this Section 2.06. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clauses (i), (ii), (iii) or (iv) and pursuant to Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06; provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
)1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

i.if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (iv), an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to clause (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (iv) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii), (iii) or (iv) of Section 2.06(a) and receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained herein and therein.
(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate substantially in the form of Exhibit B (with item 2 of such certification being checked), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clauses (i), (ii), (iii) or (iv) of Section 2.06(a) and if the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(2)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (iii), an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii), (iii) or (iv) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions an Unrestricted Definitive Note in the applicable principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or
(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(1)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(2)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (ii), an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (d)(ii) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
SECTION 21.07.if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
SECTION 22.07.if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this clause (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)[Reserved].
(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend.

(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”
(iv)OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:
“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO PHH MORTGAGE CORPORATION, 1 Mortgage Way Mount Laurel, NJ 08054, Email: ocwendebtagreementnotices@ocwen.com;  cc: legalnotice@phhmail.com, Attention: General Counsel and Secretary.”

(v)Applicable Procedures for Delegending. After one year has elapsed following (1) the Issue Date or (2) if the Issuer has issued any Additional Notes with the same terms and the same CUSIP number as the Notes within one year following the Issue Date, the date of original issuance of such Additional Notes, if the Notes are freely tradable pursuant to Rule 144 under the Securities Act by Holders who are not Affiliates of the Issuer where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), the Issuer shall, at its option:
(A) instruct the Trustee in writing to remove the Private Placement Legend from the Notes by delivering to the Trustee a certificate in the form of Exhibit E hereto, and upon such instruction the Private Placement Legend shall be removed by the Trustee from any Global Notes representing such Notes without further action on the part of Holders;
(B)notify Holders of the Notes that the Private Placement Legend has been removed or deemed removed; and
(C)instruct DTC to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes.
In no event will the failure of the Issuer to provide any notice set forth in this paragraph or of the Trustee to remove the Private Placement Legend constitute a failure by the Issuer to comply with any of its covenants or agreements set forth in Section 6.01 or otherwise. Any Restricted Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms shall, upon the Trustee’s receipt of the certificate required by clause (A) above and surrender of such Restricted Note for exchange to the Registrar in accordance with the provisions of Article 2 of this Indenture, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend.
Notwithstanding any provision herein to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), (1) each reference in this Section 2.06(g)(v) to “one year” shall be deemed for all purposes hereof to be references to such changed period, and (2) all corresponding references in the Notes shall be deemed for all purposes hereof to be references to such changed period; provided, that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then applicable federal securities laws. This Section 2.06(g)(v) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).
(iii)Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption or tendered for repurchase pursuant to a Change of Control Offer or Asset Sale Offer in whole or in part, except the portion of any Note being redeemed or repurchased in part that is not redeemed or repurchased.
(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of Notes under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not validly withdrawn) for purchase in connection with a Change of Control Offer or an Asset Sale Offer, in each case in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, Collateral Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest on such Notes and for all other purposes, and none of the Trustee, Collateral Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.
(ix)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(x)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(xi)The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.
SECTION 2.07.Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.08.Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.09.Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has been notified in writing are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, if any, or any Affiliate of the Issuer or a Guarantor, if any.
SECTION 2.10.Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
SECTION 2.11.Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.
SECTION 2.12.CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP numbers and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and/or ISIN numbers in notices of redemption, Change of Control Offers and Asset Sale Offers as a convenience to Holders; provided, the Trustee shall have no liability for any defect in any CUSIP numbers as they appear on the Notes, on any notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase pursuant to a Change of Control Offer or Asset Sale Offer shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP number and ISIN numbers.

RTICLE 3
REDEMPTION
SECTION 3.01.Notices to Trustee.

(a)If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least fifteen calendar days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate from the Issuer setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.
(b) Except as otherwise provided in this Indenture or the Notes, any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering, financing or other corporate transaction. If such redemption is subject to the satisfaction of one or more conditions precedent, in the Issuer’s discretion the redemption date may be delayed or the redemption may be rescinded in the event any such conditions shall not have been satisfied or waived by the original redemption date.
(c)The Trustee shall not be liable for any actions taken or not taken by DTC.
SECTION 3.02.Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that if the Notes are in global form, interest in such global notes will be selected for redemption by DTC in accordance with Applicable Procedures. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee or DTC, as applicable, from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; no Notes of $2,000 or less may be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
SECTION 3.03.Notice of Redemption. Subject to Section 3.09, the Issuer shall mail or cause to be given (or, in the case of Global Notes, delivered, in accordance with the Applicable Procedures) notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address, with a copy to the Trustee.
The notice shall identify the Notes to be redeemed (including CUSIP number(s)) and shall state:
(a)the redemption date;
(b)the redemption price;

(c)if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
(d)the name and address of the Paying Agent;
(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(g)the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)that no representation is made as to the correctness or accuracy of the CUSIP number and ISIN number, if any, listed in such notice or printed on the Notes; and
(i)if in connection with a redemption pursuant to Section 3.01(b) or 3.07(b), any condition to such redemption.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least fifteen calendar days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate of the Issuer requesting that the Trustee give such notice and attaching a copy of the notice to be delivered to each Holder of Notes.
SECTION 3.04.Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.01(b) or Section 3.07(b)). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

SECTION 3.05.Deposit of Redemption or Purchase Price. Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
SECTION 3.06Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.
SECTION 3.07.Optional Redemption.
(a)At any time prior to March 15, 2023, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption (subject to the rights of Holders of Notes on the relevant regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of redemption).
(b)Additionally, at any time, or from time to time, on or prior to March 15, 2023, the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings, which proceeds are contributed by Parent to the Issuer, to redeem up to 35.0% of the principal amount of all Notes originally issued under this Indenture (including Additional Notes) upon not less than 30 or more than 60 days’ notice to the Holders (with a copy to the Trustee) at a redemption price equal to 107.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (subject to the rights of Holders of Notes on the relevant regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of redemption); provided that:
(i)at least 65.0% of the principal amount of all Notes issued under this Indenture (including Additional Notes) remains outstanding immediately after any such redemption; and
(ii)the Issuer makes such redemption not more than 120 days after the consummation of any such Equity Offering.
Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent.

(c)On or after March 15, 2023, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below (subject to the rights of Holders of Notes on the relevant regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of redemption):

Year	Percentage
2023	103.938%
2024	101.969%
2025 and thereafter	100.000%

(d)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
(e)In addition to the Issuer’s rights to redeem Notes pursuant to Sections 3.07(a), (b) and (c), the Issuer may at any time and from time to time purchase Notes in open-market transactions, tender offers or otherwise.
Notwithstanding the foregoing, in connection with any tender for or other offer to purchase all of the outstanding Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender or other offer and the Issuer, or any third party making such a tender or other offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders of the Notes will be deemed to have consented to such tender or other offer and accordingly, the Issuer or such third party will have the right upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all (but not less than all) of the Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender or other offer plus, to the extent not included in the tender or other offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.
SECTION 3.08.Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.Offers to Repurchase by Application of Excess Proceeds.
(a)In the event that, pursuant to Section 4.10, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.
(b)The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). Promptly after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and Pari Passu Debt, as provided in Section 4.10. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(d)Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee, or otherwise in accordance with the Applicable Procedures. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Debt. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
(i) that an Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open (which shall be for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law);
(ii) the Offer Amount, the purchase price and the Purchase Date;
(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;
(iv)that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
(v)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess of $2,000;
(vi)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note which is attached as Exhibit A hereto, completed, to the paying agent at the address specified in the notice (or transfer by book-entry transfer to the Depositary, as applicable) prior to the close of business on the third Business Day prior to the Purchase Date;
(vii) that Holders shall be entitled to withdraw their tendered Notes and their election, if any, to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(viii)that, if the aggregate principal amount of Notes and Pari Passu Debt surrendered by the holders thereof exceeds the Offer Amount, the Issuer will determine the amount of the Notes and such Pari Passu Debt to be purchased on a pro rata basis or as nearly a pro rata basis as is practicable (subject to the Applicable Procedures) and the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are in global form, interest in such global notes will be selected for purchase by DTC in accordance with its Applicable Procedures (with such adjustments as may be appropriate so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased);
(ix)that Holders whose certificated Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased; and
(x)any other instructions, as determined by the Issuer, consistent with this 3.09 and Section 4.10, that a Holder must follow.
(e)On or before the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis as described in clause (d)(viii) of this Section 3.09, the Offer Amount of Notes and, if required, Pari Passu Debt or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and Pari Passu Debt tendered and (ii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the Issuer stating the aggregate principal amount of Notes or portions thereof so tendered.
(f)The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000, in excess of $2,000. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
(g)Prior to 10:00 a.m. New York City time on the Purchase Date, the Issuer shall deposit with the Trustee or with the Paying Agent, money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that Purchase Date. Upon written request therefore, the Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent, as applicable, by the Issuer in excess of the amount necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be purchased.
(h)Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4
COVENANTS
SECTION 4.01.Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.02.Maintenance of Office or Agency. The Issuer shall maintain in the United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.
SECTION 4.03.Reports and Other Information.
(a)So long as any Notes are outstanding and whether or not required by the rules and regulations of the SEC, PHH shall cause Parent to file, and Parent shall file, with the SEC and furnish to the Trustee and the Holders of Notes, within five days of the time periods specified in the SEC’s rules and regulations:
(i)all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent were required to file such reports; and
(ii)all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports.
The availability of the foregoing materials on the SEC’s EDGAR service (or its successor) shall be deemed to satisfy PHH’s delivery obligation.

(b)All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Parent’s consolidated financial statements by the Parent’s certified independent accountants, and each Form 10-Q and 10-K will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that (x) describes the financial condition and results of operations of the Parent and its consolidated Subsidiaries and (y) details the items enumerated in clause (ii) of the definition of “Total LTV Ratio”.
(c)If, at any time, the Parent is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, PHH shall cause Parent to, and Parent shall nevertheless continue filing the reports specified in clauses (a) and (b) of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. PHH shall cause Parent not to, and Parent shall not, take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent’s filings for any reason, PHH shall post the reports referred to in clauses (a) and (b) of this Section 4.03 on a website within the time periods that would apply if PHH were required to file those reports with the SEC.
(d)If the combined operations of Parent and its Subsidiaries, excluding the operations of PHH and its Subsidiaries and excluding Cash Equivalents, would, if held by a single Subsidiary of PHH, constitute a Significant Subsidiary of PHH, then the quarterly and annual financial information required by clauses (a) and (b) of this Section 4.03 will include either (i) a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of PHH and its Subsidiaries separate from the financial condition and results of operations of Parent and its other Subsidiaries or (ii) annual and quarterly financial statements of PHH and its Subsidiaries on a consolidated basis; provided, however, that the requirements of this clause (d) shall not apply if Parent files with the SEC the reports referred to in clauses (a)(i) and (ii) of this Section 4.03, and any such report contains the information required in this clause (d).
(e)If, at any time, PHH has designated any of its Subsidiaries as Unrestricted Subsidiaries, then either on the face of the financial statements or in the footnotes to the financial statements and in any “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or other comparable section, Parent shall provide an analysis and discussion of the material differences with respect to the financial condition and results of operations of PHH and its Restricted Subsidiaries as compared to Parent and its Subsidiaries (including such Unrestricted Subsidiaries).
(f)In addition, PHH agrees that, for so long as any Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(g)[Reserved].
(h)Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information required by this covenant shall be deemed cured (and PHH shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such report or other information as contemplated by this Section 4.03 (but without regard to the date on which such report or other information is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders under Article 6 if payment of the Notes has been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(i)Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including PHH’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
SECTION 4.04.Compliance Certificate.
(a)The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from an Officer of the Parent stating that a review of the activities of the Parent and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Parent and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Parent and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Parent and its Restricted Subsidiaries are taking or propose to take with respect thereto).
(b)When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Parent or any Subsidiary of the Parent gives any notice or takes any other action with respect to a claimed Default, the Issuer shall, within five Business Days after becoming aware of such Default, deliver written notice to the Trustee specifying such event and what action the Issuer proposes to take with respect thereto.
SECTION 4.05.Taxes. The Parent shall pay, and shall cause its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.Stay, Extension and Usury Laws. The Issuer and any Guarantor covenants (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and any Guarantor (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.Limitation on Restricted Payments.

(a)PHH shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:
(i)declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of PHH or dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on, or in respect of, any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, PHH or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities) on or in respect of shares of PHH’s Capital Stock to holders of such Capital Stock;
(ii)purchase, redeem or otherwise acquire or retire for value any Capital Stock of PHH or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of PHH) held by Persons other than PHH or its Restricted Subsidiaries;
(iii)purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of PHH or any Restricted Subsidiary of PHH (other than Indebtedness owed by PHH or any Restricted Subsidiary of PHH to another Restricted Subsidiary of PHH or PHH, or any such payment on Indebtedness due within one year of the date of purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement) that is expressly contractually subordinate or junior in right of payment to the Notes or the Note Guarantees (for purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinate or junior in right of payment to the Notes solely by virtue of being unsecured or secured by a junior priority lien (as a result of entering into intercreditor arrangements or otherwise) or by virtue of not having the benefit of any guarantees); or
(iv)make any Restricted Investment,
if, at the time of such action (each such payment and other actions set forth in clauses (i) through (iv) of this Section 4.07(a) being collectively referred to as, a “Restricted Payment”), or immediately after giving effect thereto:
(A)a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); or
(B) immediately after giving effect thereto on a pro forma basis, PHH is not able to incur at least $1.00 of additional Indebtedness pursuant to the ratio of Corporate Indebtedness to Tangible Net Worth and the Total LTV Ratio tests set forth in Section 4.09(b); or
(C)the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

(1)    50.0% of the Consolidated Net Income of PHH for the period (taken as one accounting period) from January 1, 2021 to the end of PHH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit); plus
(2)     100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by PHH (or in the case of clause (x) below, any Restricted Subsidiary of PHH) from any Person after the Issue Date including:
(x)     any contribution to its common equity capital or from the issue or sale of Equity Interests of PHH (other than Disqualified Capital Stock and Excluded Contributions);
(y)    the incurrence, issuance or sale of Indebtedness of PHH or any of its Restricted Subsidiaries or Preferred Stock of any Restricted Subsidiary of PHH, in each case, that has been converted into or exchanged for such Equity Interests of PHH (other than (i) Disqualified Capital Stock or (ii) Equity Interests sold to a Subsidiary of PHH); plus
(3)     to the extent not included in Consolidated Net Income, 100% of the aggregate net cash proceeds, and the Fair Market Value of property other than cash, in each case received by PHH or any of its Restricted Subsidiaries by means of any sale, disposition, transfer, liquidation or repayment (including by way of dividends, payment of interest or repayment of principal) of any Restricted Investments made by PHH or any of its Restricted Subsidiaries after the Issue Date in any Person in an amount up to the amount of the original Investment made in such Person, less the cost of the disposition of such Investment; plus
(4)    to the extent that any Unrestricted Subsidiary of PHH is designated as a Restricted Subsidiary of PHH (or is merged, consolidated or amalgamated with or into, or otherwise transfers or conveys assets to, PHH or any of its Restricted Subsidiaries) after the Issue Date, the Fair Market Value of PHH’s Investment in such Subsidiary as of the date of such designation or transaction;
provided, however, that all net cash proceeds from the incurrence of the Parent Notes that are contributed to the Issuer shall be excluded from the calculation of amounts under this clause (C) and clause (ii) in the immediately succeeding paragraph.
(b)Section 4.07(a) shall not prohibit:
(i)the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under this Indenture;

(ii)the making of any Restricted Payment, either (A) solely in exchange for shares of Qualified Capital Stock of PHH, (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of PHH) of shares of Qualified Capital Stock of PHH, or (C) through the application of a substantially concurrent cash capital contribution received by PHH from its shareholders (which sale for cash of Qualified Capital Stock or capital contribution (to the extent so used) shall be excluded from the calculation of amounts under clause (C)(2) of Section 4.07(a)) and which sale or contribution being deemed substantially concurrent if such Restricted Payment occurs within 60 days of such sale or contribution);
(iii)the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of PHH or any Restricted Subsidiary (including the acquisition of any shares of Disqualified Capital Stock of PHH) that is contractually subordinated to the Notes or to any Note Guarantee in exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness (with an incurrence being deemed substantially concurrent if such Restricted Payment occurs within 60 days of such incurrence); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
(iv)so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the repurchase, retirement or other acquisition or retirement for value by PHH (or any Restricted Payment by PHH to Parent to fund the repurchase, retirement or other acquisition or retirement for value by Parent) of Common Stock of Parent (or options, warrants or other rights to acquire Common Stock of Parent) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of Parent, PHH or any of their Subsidiaries or their authorized representatives, in an aggregate amount not to exceed $10.0 million in any calendar year; plus (A) the aggregate net cash proceeds received by PHH after the Issue Date from the issuance of such Equity Interests by Parent to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of Parent, PHH or any of their Subsidiaries (provided that the amount of such net cash proceeds received by PHH and utilized pursuant to this clause (iv)(A) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (C)(2) of Section 4.07(a)) and (B) the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases; provided that amounts available pursuant to this clause (iv) to be utilized for Restricted Payments during any calendar year may be carried forward and utilized in the succeeding calendar years; and provided, further, that the cancellation of Indebtedness owing to PHH from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of Parent, PHH or any of their Subsidiaries in connection with any repurchase of Capital Stock of such entities (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under this Indenture;
(v)(A) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities and (B) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent necessary to pay applicable withholding taxes;

(vi)any payment of cash by PHH (or any Restricted Payment of cash by PHH to Parent to fund the payment of cash by Parent) in respect of fractional shares of PHH’s or Parent’s Capital Stock upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities;
(vii)so long as no Default or Event of Default shall have occurred and be continuing, (or would result therefrom) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of PHH or Preferred Stock of any Restricted Subsidiary of PHH issued on or after the Issue Date in accordance with Section 4.09;
(viii)the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of PHH to the holders of its Equity Interests on a pro rata basis;
(ix)Restricted Payments so long as, after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), (i) the Total LTV Ratio of PHH and its Restricted Subsidiaries is no higher than 0.25 to 1.0, (ii) the ratio of Corporate Indebtedness of PHH and its Restricted Subsidiaries to Tangible Net Worth of Parent and its Subsidiaries is no higher than 0.75 to 1.0 and (iii) no Default or Event of Default shall have occurred and be continuing (or would result therefrom);
(x)Restricted Payments that are made with Excluded Contributions;
(xi)any Restricted Payment in the form of cash to the extent such cash is used by Parent to substantially simultaneously pay cash interest in respect of interest accrued on the Parent Notes in an amount not to exceed 7% of the aggregate principal amount thereof per annum;
(xii) upon occurrence of a Change of Control or Asset Sale and within 60 days after the completion of the Change of Control Offer or Asset Sale Offer pursuant to Section 4.10 or Section 4.14, as applicable (including the purchase of all Notes tendered), any purchase or redemption of Obligations of PHH or any of its Restricted Subsidiaries that are subordinate or junior in right of payment to the Notes or any Note Guarantee required pursuant to the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101.0% (in the case of a Change of Control) or 100.0% (in the case of an Asset Sale) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);
(xiii)Restricted Payments together with all other Restricted Payments made pursuant to this clause (xiii) in an amount not to exceed the greater of $50.0 million and 0.5% of Total Assets of PHH and its Restricted Subsidiaries as of the date of such Restricted Payment;
(xiv)Permitted Payments to Parent; and

(xv)Restricted Payments made to fund Investments by Parent, PHH or any of their Subsidiaries in MAV Canopy HoldCo I, LLC in the form of cash or MSRs (i) in an aggregate amount not to exceed $37.5 million and (ii) in an aggregate amount in excess of $37.5 million provided that, with respect to this clause (ii), (a) PHH or a Restricted Subsidiary is the primary servicer or sub-servicer of MSRs held by MAV Canopy HoldCo I, LLC or its subsidiaries and (b) at time of making such Investment the Total LTV Ratio of PHH and its Restricted Subsidiaries is no higher than 0.4 to 1.0 and the ratio of Corporate Indebtedness of PHH and its Restricted Subsidiaries to Tangible Net Worth of Parent and its Subsidiaries is no higher than 1.1 to 1.0.In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of Section 4.07(a), amounts expended pursuant to clauses (i), (iv) and (vii) of this Section 4.07(b) shall be included, and amounts expended pursuant to clauses (ii), (iii), (v), (vi), (viii), (ix), (x), (xi), (xii), (xiii) and (xiv) shall be excluded, in such calculation.
For purposes of determining compliance with this Section 4.07, if any Investment or Restricted Payment would be permitted pursuant to one or more of the provisions described in Section 4.07(b) and/or one or more exceptions contained in the definition of “Permitted Investments,” PHH may classify all or any portion of such Investment or Restricted Payment in any manner that complies with this Section 4.07 or the definition of “Permitted Investment” and may later reclassify all or any portion of any such Investment or Restricted Payment in any manner that complies with this Section 4.07 or the definition of “Permitted Investment” so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exceptions as of the date of such reclassification.
SECTION 4.08.Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)PHH shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of PHH to:
(i)pay dividends or make any other distributions on or in respect of its Capital Stock to PHH or any of its Restricted Subsidiaries;
(ii)make loans or advances or to pay any Indebtedness or other obligation owed to PHH or any Restricted Subsidiary of PHH; or
(iii)transfer any of its property or assets to PHH or any other Restricted Subsidiary of PHH.
(b)Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:
(i)applicable law, rule, regulation or order;
(ii)this Indenture, the Notes and any Note Guarantees;
(iii)customary provisions of any contract, lease or license restricting assignments, subservicing, subcontracting or other transfers;

(iv)any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(v)the Existing Facilities as each exists on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to facilities similar to the Existing Facilities (under the relevant circumstances) and will not materially affect the Issuer’s ability to make anticipated principal, premium and interest payments on the Notes (as determined in good faith by the Issuer);
(vi)agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(vii)restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of PHH imposed under any agreement governing Indebtedness incurred in accordance with this Indenture;
(viii)provisions in agreements evidencing MTM MSR Indebtedness or Permitted Funding Indebtedness, in each case, that impose restrictions on the collateral securing such Indebtedness, provide for financial covenants, limitations on affiliate transactions, the transfer of all or substantially all assets, other fundamental changes or other customary limitations which, in each case as determined in good faith by the Issuer, are customary or will not materially affect the ability of the Issuer to pay the principal, interest and premium on the Notes;
(ix)restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;
(x)restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;
(xi)any agreement or instrument governing Capital Stock of any Person that is acquired; provided that such encumbrances or restrictions are not created in contemplation of such acquisition;
(xii)the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of PHH formed in connection therewith;
(xiii)customary provisions in joint venture and other similar agreements relating solely to the assets or the Equity Interests of such joint venture;
(xiv)customary provisions in leases, licenses and other agreements entered into in the ordinary course of business;
(xv)restrictions on cash or other deposits or net worth imposed by customers or other counterparties of PHH and its Restricted Subsidiaries under contracts entered into in the ordinary course of business;

(xvi) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (iii) of Section 4.08(a);
(xvii)restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property not otherwise prohibited under this Indenture;
(xviii)other Indebtedness, Disqualified Capital Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that the restrictions will not materially affect the ability of the Issuer to pay the principal, interest and premium on the Notes, as determined in good faith by the Issuer; and
(xix)     any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (ii) through (iv) and (vi) through (xviii) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s Board of Directors whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
SECTION 4.09.Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)PHH shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and PHH shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, in each case other than Permitted Indebtedness.
(b)Notwithstanding Section 4.09(a), if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness or Preferred Stock, PHH or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), and PHH’s Restricted Subsidiaries may issue Preferred Stock, in each case, if on the date of the incurrence of such Indebtedness or Preferred Stock, as applicable, after giving effect to the incurrence thereof and the use of proceeds thereof, (a) the Total LTV Ratio of PHH and its Restricted Subsidiaries is no higher than 0.45 to 1.0 and (b) the ratio of Corporate Indebtedness of PHH and its Restricted Subsidiaries to Tangible Net Worth of Parent and its Subsidiaries is no higher than 1.25 to 1.0; provided that the aggregate principal amount of Indebtedness and Preferred Stock that may be incurred and outstanding at any one time by Restricted Subsidiaries of PHH that are not the Issuer or a Subsidiary Guarantor pursuant to this paragraph does not exceed $35.0 million.
SECTION 4.10.Asset Sales.
(a)PHH shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than a Required Asset Sale, unless:

(i)PHH (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(ii)except in the case of an Asset Swap, at least 75.0% of the consideration received in the Asset Sale by PHH or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(A)any liabilities, as shown on PHH’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of PHH or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases PHH or such Restricted Subsidiary from further liability;
(B)any securities, notes or other obligations or assets received by PHH or any such Restricted Subsidiary from such transferee that are converted by PHH or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion;
(C)any Designated Noncash Consideration received by PHH or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 0.5% of Total Assets of PHH and its Restricted Subsidiaries, at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and
(D)any stock or assets of the kind referred to in clauses (ii) and (iii) of Section 4.10(b).
(b)Within 365 days after the receipt of any Net Proceeds from an Asset Sale, including a Required Asset Sale, PHH (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option, in any combination of the following:

(i)to prepay or repay Obligations under (1) First Priority Obligations (and to correspondingly reduce commitments with respect thereto) through redemptions, open-market purchases, tender offers or privately negotiated transactions (to the extent such purchases with respect to Notes Obligations are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer in accordance with the procedures set forth below or (2) in the case of Net Proceeds from any assets not constituting Collateral, (x) Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale or Indebtedness of a Restricted Subsidiary that is not a Guarantor (provided, however, that Net Proceeds may not be applied to the prepayment or repayment of Non-Recourse Indebtedness, Indebtedness under Existing Facilities, MTM MSR Indebtedness or Permitted Funding Indebtedness, other than Non-Recourse Indebtedness, Indebtedness under Existing Facilities, MTM MSR Indebtedness or Permitted Funding Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale) or (y) other unsubordinated Indebtedness of the Issuer or a Guarantor (other than Parent); provided that, in each case, to the extent PHH (or the applicable Restricted Subsidiary, as the case may be) repays any Obligations under clause (i)(1) or (1)(2)(y) that do not constitute Note Obligations, the Issuer will equally and ratably reduce the Note Obligations pursuant to Section 3.07, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to equally and ratably purchase their Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the principal amount of Notes so purchased;
(ii)to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of PHH; or
(iii)to acquire or invest in other assets that are used or useful in a Permitted Business (including, without limitation, Securitization Assets and assets that consist of Servicing Advances, MSRs, mortgages and other loans (including the origination of mortgages, other loans, MSRs and advances), mortgage related securities and derivatives, other mortgage related receivables, REO Assets, Residual Interests and other similar assets (or any interest in any of the foregoing) that are used to support or pledged to secured Permitted Funding Indebtedness or MTM MSR Indebtedness) or to make capital expenditures;
provided that, in the case of clauses (ii) and (iii) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as PHH or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided, further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds. Any Asset Sale Offer made by the Issuer with the Net Proceeds from an Asset Sale pursuant to clause (i) above shall be deemed applied pursuant to clause (1) to the extent of the amount of Net Proceeds proposed to be applied toward the purchase of Notes in such Asset Sale Offer regardless of how many Notes are actually tendered and purchased in such Asset Sale Offer, provided that the Issuer purchases the maximum amount of Notes validly tendered and not revoked in such Asset Sale Offer. If any Net Proceeds that were proposed to be used to repurchase Notes in any such Asset Sale Offer remain after consummation of such Asset Sale Offer, the Issuer may use those Net Proceeds for any purpose not otherwise prohibited by this Indenture.

(c)Pending the final application of any Net Proceeds, PHH (or the applicable Restricted Subsidiary, as the case may be) may temporarily reduce revolving credit borrowings and/or borrowings under Permitted Funding Indebtedness, MTM MSR Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
(d)Any Net Proceeds from Asset Sales that are not applied or invested within 365 days (as extended by any Acceptable Commitment) as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within thirty days thereof, the Issuer shall make an Asset Sale Offer to all Holders of Notes (with a copy to the Trustee) and, if and to the extent required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Debt”), to the holders of such Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds in accordance with the procedures set forth in Section 3.09 (an “Asset Sale Offer”); provided that the Net Proceeds from an Asset Sale of Collateral may not be applied to make an offer to any Pari Passu Debt that is not Other Pari Passu Secured Indebtedness. The offer price in any Asset Sale Offer shall be equal to 100.0% of the principal amount (or, in the case of any other Pari Passu Debt offered at a significant original issue discount, 100.0% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Pari Passu Debt) plus accrued and unpaid interest to, but excluding, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and PHH may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Issuer shall determine the amount of the Notes and such Pari Passu Debt to be purchased on a pro rata basis or as nearly a pro rata basis as is practicable (subject to the Applicable Procedures) and the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are in global form, interest in such global notes will be selected for purchase by DTC in accordance with its Applicable Procedures. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
(e)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
SECTION 4.11.Limitation on Transactions with Affiliates.

(a)PHH shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”) involving an aggregate payment of consideration in excess of $5.0 million other than:
(i)Affiliate Transactions permitted pursuant to Section 4.11(c); and

(ii)Affiliate Transactions on terms that, in the good faith judgment of PHH or the applicable Restricted Subsidiary, are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of PHH or such Subsidiary.
(b)All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $15.0 million shall be approved by the Board of Directors of PHH or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the provisions of Section 4.11(a).
(c)The restrictions set forth in Sections 4.11(a) and 4.11(b) shall not apply to:
(i)any employment or consulting agreement, employee or director benefit plan, officer or director compensation or indemnification agreement or any similar arrangement entered into by Parent, PHH or any of their Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors of PHH or Parent and payments pursuant thereto and the issuance of Equity Interests of PHH (other than Disqualified Capital Stock) to directors, employees and consultants pursuant to stock option or stock ownership, bonus or benefit plans;
(ii)transactions between or among PHH and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries;
(iii)transactions between PHH or one of its Restricted Subsidiaries and any Person in which PHH or one of its Restricted Subsidiaries has made an Investment in the ordinary course of business and such Person is an Affiliate solely because of such Investment;
(iv)transactions between PHH or one of its Restricted Subsidiaries and any Person in which PHH, any of its Restricted Subsidiaries, Parent or any of its Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate solely because of such interest;
(v)any agreement or arrangement as in effect as of the Issue Date and any such agreement or arrangement as it may be amended or replaced from time to time and any transactions or payments contemplated thereby (including pursuant to any such agreement or arrangement as so amended or replaced) so long as any such agreement or arrangement as so amended or replaced, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement or arrangement as in effect on the Issue Date (as determined by PHH in good faith);
(vi)an agreement between a Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into, PHH or a Restricted Subsidiary and not entered into in contemplation of such acquisition or merger;
(vii)Restricted Payments or Permitted Investments (other than pursuant to clause (16) of the definition of “Permitted Investments”) permitted by this Indenture or any Permitted Payments to Parent that are not made as a Restricted Payment but as a reimbursement of expenses incurred or paid on behalf of PHH or any of its Restricted Subsidiaries and entering into any agreement pursuant to which any such Restricted Payment, Permitted Investment or Permitted Payments to Parent are made;

(viii)sales of Qualified Capital Stock by PHH or any Restricted Subsidiary and capital contributions to PHH from Affiliates;
(ix)the existence of, or the performance by PHH or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by PHH or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially more disadvantageous to the Holders of the Notes (as determined by PHH in good faith);
(x)transactions in which PHH or any Restricted Subsidiary of PHH, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair, from a financial standpoint, to PHH or such Restricted Subsidiary;
(xi)(A) the provision of mortgage servicing, mortgage loan origination, real estate logistics, brokerage and management and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by this Indenture that are fair to PHH and its Restricted Subsidiaries (as determined by PHH in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by PHH in good faith), and (B) transactions or agreements (and payments pursuant to such transactions or agreements) with customers, clients, suppliers, vendors, contractors, lenders, joint venture partners or purchasers or sellers of assets or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to PHH and its Restricted Subsidiaries (as determined by PHH in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by PHH in good faith);
(xii) Co-Investment Transactions;
(xiii)payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice; and
(xiv)sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Permitted Securitization Indebtedness, MTM MSR Indebtedness or Permitted Funding Indebtedness.
SECTION 4.12.Limitation on Liens. Parent, PHH and the Issuer shall not, and shall not cause or permit any Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Issuer or any Guarantor securing Indebtedness of PHH or any Restricted Subsidiaries except for:
(a)Liens existing on the Issue Date (excluding Liens securing Indebtedness permitted to be incurred pursuant to clauses (1) and (3) of the definition of “Permitted Indebtedness”) to the extent and in the manner such Liens are in effect on the Issue Date;

(b)Liens securing Non-Recourse Indebtedness so long as such Lien shall encumber only (i) any Equity Interests of the Subsidiary which owes such Indebtedness, (ii) the assets originated, acquired or funded with the proceeds of such Non-Recourse Indebtedness and (iii) any intangible contract rights and other accounts, documents, records and other property directly related to the foregoing;
(c)(A) Liens securing Permitted Funding Indebtedness or MTM MSR Indebtedness so long as any such Lien shall encumber only (1) the assets originated, acquired or funded with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgages and other secured loans, mortgage related securities and derivatives, other mortgage related receivables, REO Assets, Residual Interests and other similar assets (or any interests in any of the foregoing) subject to and pledged to secure such Indebtedness, and (2) any intangible contract rights and other accounts, documents, records and other assets directly related to the assets set forth in the preceding clause (1) of this clause (c)(A) and any proceeds thereof, and (B) Liens in any cash collateral or restricted accounts securing Permitted Funding Indebtedness;
(d)Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that was previously so secured by a Lien permitted under this Indenture and that has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (A) are, when taken as a whole, not materially less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced, and (B) do not extend to or cover any property or assets of Parent, PHH or its Restricted Subsidiaries not securing the Indebtedness so Refinanced (or property of the same type and value); and
(e)Permitted Liens.
SECTION 4.13.Conduct of Business. PHH shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.Offer to Repurchase Upon Change of Control.
(a)Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101.0% of the principal amount of the Notes purchased, plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the rights of Holders of Notes on the relevant regular Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the applicable date of repurchase).
(b)Within 30 days following the date upon which a Change of Control occurs, the Issuer must send, a notice to each Holder, with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, which notice shall govern the terms of the Change of Control Offer. Such notice shall state the following information:
(i)that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
(ii)the purchase price (the “Change of Control Payment”);

(iii)the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or, in the case of Global Notes, delivered), other than as may be required by law (the “Change of Control Payment Date”);
(iv)that any Note not tendered or accepted for payment will remain outstanding and continue to accrue interest;
(v)that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(vi)that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase,” which is attached to the form of Note attached as Exhibit A hereto, on the reverse of the Note completed, to the paying agent at the address specified in the notice (or transfer by book-entry transfer to the Depositary, as applicable) prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
(vii)that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter, or otherwise in accordance with the Applicable Procedures of DTC, setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and
(viii)any other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.
(c)The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) an unconditional and irrevocable notice of redemption as to all outstanding Notes has been given pursuant to Sections 3.07, unless and until there is a default in payment of the applicable redemption price.
(d)Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control conditioned upon such Change of Control if at the time of making of the Change of Control Offer a definitive agreement is in place with respect to such Change of Control.
(e)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(f)The Issuer will have the right to redeem the Notes at 101.0% of the principal amount thereof following the consummation of a Change of Control if at least 90.0% of the Notes outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.
SECTION 4.15.Limitation on the Issuance of Guarantees of Indebtedness by Restricted Subsidiaries. If after the Issue Date, PHH or any Restricted Subsidiary of PHH acquires or forms a Restricted Subsidiary that is not an Excluded Subsidiary, or any Excluded Subsidiary ceases to fit within the definition thereof, then within 30 days of the date on which such Restricted Subsidiary is acquired or formed or such Excluded Subsidiary ceases to constitute an Excluded Subsidiary, PHH shall cause such Restricted Subsidiary to fully and unconditionally guarantee the Notes, jointly and severally with any other Guarantors, to execute joinders to the Security Documents and supplements to any Intercreditor Agreements and take all actions required thereunder or hereunder to perfect the Liens created thereunder, and to execute a supplemental indenture, the form of which is attached as Exhibit D hereto (together with Opinions of Counsel as to the enforceability of such Note Guarantee).
SECTION 4.16.Limitation on Sale and Leaseback Transactions. PHH shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that PHH and any Restricted Subsidiary of PHH may enter into a sale and leaseback transaction if:

(a)PHH or that Restricted Subsidiary, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09 and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;
(b)the consideration of that sale and leaseback transaction is at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and
(c)the transfer of assets in that sale and leaseback transaction is permitted by, and PHH applies the proceeds of such transaction in compliance with Section 4.10.

SECTION 4.17.Designation of Unrestricted and Restricted Subsidiaries.
i.The Board of Directors of PHH may designate any Restricted Subsidiary of PHH (other than the Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary of PHH is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by PHH and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of “Permitted Investments,” as determined by PHH. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

ii.Any designation of a Subsidiary of PHH as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution of PHH giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. The Board of Directors of PHH may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of PHH; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of PHH of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would occur and be continuing following such designation. Any such designation of an Unrestricted Subsidiary to a Restricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution of the Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 and Section 4.09.
SECTION 4.18.Covenant Suspension. During any period of time that the Notes are rated Investment Grade and no Default or Event of Default has occurred and is then continuing, PHH and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.15 and 5.01(a)(B) (collectively, the “Suspended Covenants”). In the event that PHH and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time (the “Suspension Period”) as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies, as applicable, withdraws its ratings or downgrades the ratings assigned to the Notes such that the Notes are not rated Investment Grade (the “Reversion Date”), then PHH and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, it being understood that no actions taken by (or omissions of) PHH or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants. Furthermore, after the Reversion Date, (a) calculations with respect to Restricted Payments will be made in accordance with the terms of Section 4.07 as though such covenant had been in effect prior to, and throughout the Suspension Period and accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a), (b) all Indebtedness incurred during the Suspension Period will be classified to have been incurred or issued pursuant to clause (4) of the definition of “Permitted Indebtedness,” (c) for purposes of Section 4.08, on the Reversion Date, any consensual encumbrances or restrictions of the type specified in Section 4.08(a)(i), (ii) or (iii) entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted by Section 4.08(b)(vi), (d) for purposes of Section 4.10, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero and (e) for purposes of Section 4.11, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of PHH entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.11(c)(v).

During a Suspension Period, PHH may not designate any of its Subsidiaries as Unrestricted Subsidiaries. The Issuer will provide the Trustee with prompt written notice of the commencement of any Suspension Period or Reversion Date. The Trustee shall have no duty to monitor the ratings of the Notes and shall have no duty to inform the Holders if the Notes achieve Investment Grade ratings.

SECTION 4.19.[Reserved]
SECTION 4.20.[Reserved]

SECTION 4.21.[Reserved]Post-Closing Obligations . The Issuer and the Guarantors shall use commercially reasonable efforts to deliver to the Collateral Trustee, no later than forty-five (45) days following the Issue Date, to the extent not delivered on or prior to the Issue Date, the insurance certificates and each of its insurance policies to be endorsed or otherwise amended to name the Collateral Trustee as additional insured (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, to the extent such insurance certificates and insurance policies are endorsed or name the Collateral Trustee as an insured.
    To the extent any security interests required by this Indenture and the Security Documents cannot be perfected by filing or delivery, the Issuer will use commercially reasonable efforts to have all such security interests (including, control agreements with respect to deposit accounts) to be in place and perfected within 90 days after the Issue Date.

ARTICLE 5
SUCCESSORS

SECTION 5.01.[Reserved]Post-Closing Obligations . The Issuer and the Guarantors shall use commercially reasonable efforts to deliver to the Collateral Trustee, no later than forty-five (45) days following the Issue Date, to the extent not delivered on or prior to the Issue Date, the insurance certificates and each of its insurance policies to be endorsed or otherwise amended to name the Collateral Trustee as additional insured (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, to the extent such insurance certificates and insurance policies are endorsed or name the Collateral Trustee as an insured.Merger, Consolidation or Sale of All or Substantially All Assets.
(a)PHH and the Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, and PHH will not sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of PHH to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the properties and assets of PHH and its Restricted Subsidiaries, taken as a whole, to any Person unless:
(A)    either:
(1)    PHH or the Issuer, as applicable, shall be the surviving or continuing entity; or
(2)    the Person (if other than PHH or the Issuer) formed by such consolidation or into which PHH or the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of PHH and its Restricted Subsidiaries taken as a whole (the “Surviving Entity”):
    (i)     shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the Notes is a corporation;

    (ii)    shall expressly assume, by supplemental indenture, executed and delivered to the Trustee and Collateral Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Security Documents on the part of PHH or the Issuer to be performed or observed; and
    (iii)     shall take all actions necessary to cause the First Priority Liens created by the Security Documents to continue to be duly perfected to the extent required by such agreement in accordance with all applicable law, including making all filings under the Uniform Commercial Code or otherwise that are required by applicable law in order for the Collateral Trustee to continue at all times following such transaction to have a valid, legal and perfected security interest in all the Collateral with the priority required by the Intercreditor Agreements;
(B)immediately after giving effect to such transaction and the assumption contemplated by clause (A)(2)(ii) of this Section 5.01(a) (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (x) the Total LTV Ratio of PHH and its Restricted Subsidiaries on a pro forma basis would be either (i) no higher than 0.45 to 1.0 or (ii) no higher than the Total LTV Ratio of PHH and its Restricted Subsidiaries immediately prior to such transaction and (y) the ratio of Corporate Indebtedness of PHH and its Restricted Subsidiaries to Tangible Net Worth of Parent and its Subsidiaries on a pro forma basis would be (i) no higher than 1.25 to 1.0 or (ii) no higher than the ratio of Corporate Indebtedness of PHH and its Restricted Subsidiaries to Tangible Net Worth of Parent and its Subsidiaries immediately prior to such transaction;
(C)immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (A)(2)(ii) of this Section 5.01(a) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and
(D)PHH, the Issuer or the Surviving Entity shall have delivered to the Trustee and the Collateral Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture and such other agreements constitute the legal, valid and binding obligation of the Surviving Entity.
(b)For purposes of Section 5.01(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of PHH, the Capital Stock of which constitutes all or substantially all of the properties and assets of PHH and its Restricted Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of PHH and its Restricted Subsidiaries, taken as a whole.

(c)Parent may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not Parent is the surviving Person) another Person, other than PHH, the Issuer or another Subsidiary Guarantor, unless:
(i)     except in the case of a merger entered into solely for the purpose of reincorporating Parent in another jurisdiction, immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing;
(ii)     the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not Parent) assumes all the obligations of Parent under this Indenture and its Note Guarantee pursuant to a supplemental indenture and the Security Documents; and
(iii)     the Issuer shall have delivered to the Trustee and Collateral Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such sale, disposition, consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture will comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture and such other agreements constitute the legal, valid and binding obligation of the surviving entity.
(d)Notwithstanding the foregoing, Section 5.01 shall not apply to:
(i)a merger of PHH or the Issuer with an Affiliate solely for the purpose of reorganizing PHH or the Issuer in another jurisdiction;
(ii)any consolidation or merger by any Restricted Subsidiary of PHH (other than the Issuer) with or into, or any sale, assignment, transfer, conveyance, lease or other disposition of assets by any Restricted Subsidiary to, PHH or any of its Restricted Subsidiaries; or
(iii)any Required Asset Sale that complies with Section 4.10.
Any reference in this Indenture to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of, or by, a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person under this Indenture (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 5.02.Surviving Entity Substituted. Upon any consolidation, combination or merger by PHH or the Issuer or any transfer of all or substantially all of the properties and assets of PHH and its Restricted Subsidiaries, taken as a whole in accordance with Section 5.01, in which PHH or the Issuer, as applicable, is not the continuing entity, the successor Person formed by such consolidation or into which PHH or the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, PHH or the Issuer, as the case may be, under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

ARTICLE 6
DEFAULTS AND REMEDIES

SECTION 6.01.Events of Default. An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;
(ii)the failure to pay the principal or premium on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;
(iii)a default in the observance or performance of any other covenant or agreement contained in this Indenture and such default continues for a period of 60 days (or, in the case of Section 4.03, 120 days) after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25.0% of the then outstanding principal amount of all Notes issued under this Indenture;
(iv)the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of Parent, PHH or any Restricted Subsidiary of PHH, or the acceleration of the final stated maturity of any such Indebtedness due to an event of default thereunder if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time; provided that in connection with any series of convertible or exchangeable securities (A) any conversion or exchange of such securities by a holder thereof into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock, (B) the rights of holders of such securities to convert or exchange into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock and (C) the rights of holders of such securities to require any repurchase by Parent, PHH or any Restricted Subsidiary of PHH of such securities in cash shall not, in itself, constitute an Event of Default under this clause (iv);

(v)one or more judgments in an aggregate amount in excess of $50.0 million shall have been rendered against PHH or any of PHH’s Restricted Subsidiaries that is a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for PHH and its Restricted Subsidiaries), would constitute a Significant Subsidiary) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a solvent and unaffiliated insurance company has acknowledged coverage of such judgments in writing);
(vi)Parent, PHH or any of PHH’s Restricted Subsidiaries that is a Significant Subsidiary (including the Issuer) or any group of Restricted Subsidiaries of PHH that, taken together (as of the latest audited consolidated financial statements for PHH and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A)commences proceedings to be adjudicated bankrupt or insolvent;
(B)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(C)consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(D)makes a general assignment for the benefit of its creditors; or
(E)generally is not paying its debts as they become due;
(vii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against Parent, PHH or any Restricted Subsidiary of PHH that is a Significant Subsidiary (including the Issuer) or any group of Restricted Subsidiaries of PHH that, taken together (as of the latest audited consolidated financial statements for PHH and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which Parent, PHH, any such Restricted Subsidiary or any such group of Restricted Subsidiaries is to be adjudicated bankrupt or insolvent;
(B)appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Parent, PHH or any Restricted Subsidiary of PHH that is a Significant Subsidiary or any group of Restricted Subsidiaries of PHH that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of Parent, PHH, any such Restricted Subsidiary or any such group of Restricted Subsidiaries; or
(C)orders the liquidation of Parent, PHH or any Restricted Subsidiary of PHH that is a Significant Subsidiary or any group of Restricted Subsidiaries of PHH that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days;

(viii)the Note Guarantee of Parent, PHH or any Subsidiary Guarantor that is a Significant Subsidiary of PHH (or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for PHH and its Restricted Subsidiaries), would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Parent, PHH or any Subsidiary Guarantor that is a Significant Subsidiary of PHH (or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for PHH and its Restricted Subsidiaries), would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Note Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture; or
(ix)so long as the Security Documents have not been otherwise terminated in accordance with terms of this Indenture or the Security Documents and the Collateral as a whole has not been released from the Lien of the Security Documents securing the Notes or the Note Guarantees in accordance with the terms of this Indenture or the Security Documents, with respect to a material portion of the Collateral, (a) any of the Security Documents ceases to be in full force and effect, (b) any of the Security Documents ceases to give the Collateral Trustee the Liens purported to be created thereby with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Trustee or any Secured Party to maintain possession of Collateral delivered to it or (c) the Issuer or any Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect, in each case, other than in accordance with the terms of this Indenture or the Security Documents except to the extent that any loss of perfection of a Lien results from the failure of the Collateral Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or otherwise results from the gross negligence or willful misconduct of the Trustee or the Collateral Trustee; provided that if a failure of the sort described in this clause (ix) is susceptible of cure, no Event of Default shall arise under this clause (ix) with respect thereto until 45 days after notice of such failure shall have been given to the Issuer by the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes.
In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (iv) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.01(iv) shall be remedied or cured by PHH or the applicable Restricted Subsidiary of PHH or waived by the holders of the relevant Indebtedness within thirty days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
The Issuer shall provide an Officers’ Certificate to the Trustee within five (5) Business Days of any Default or Event of Default (provided that such Officers shall provide such certificate at least annually whether or not they know of any Default or Event of Default) that has occurred and is continuing and, if applicable, describe such Default or Event of Default and the status thereof.

SECTION 6.02.Acceleration.
(a)If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 6.01 with respect to Parent, PHH or the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes issued under this Indenture may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes issued under this Indenture to be due and payable by notice in writing to the Issuer (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the Notes shall become immediately due and payable.
(b)If an Event of Default specified in clause (vi) or (vii) of Section 6.01 with respect to Parent, PHH or the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding Notes issued under this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(c)At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a) or 6.02(b), the Holders of a majority in principal amount of all Notes issued under this Indenture may rescind and cancel such declaration and its consequences:
(i)if the rescission would not conflict with any judgment or decree;
(ii)if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(iii)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such acceleration, has been paid;
(iv)if the Issuer has paid the Trustee (including its agents and counsel) its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(v)in the event of the cure or waiver of an Event of Default of the type described in clause (vi) or (vii) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 6.03.Other Remedies.
(a)If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
(b)The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall affect any subsequent or other Default or impair any right consequent thereto.
SECTION 6.05.Control by Majority. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

SECTION 6.06.Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of principal, premium, if any, interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.07.Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.08.Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.09.Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.11.Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including any Guarantor), its creditors or its property and shall be entitled and empowered to participate as members in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.12.Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, the Security Documents or the Intercreditor Agreements or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

SECTION 6.13.Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture, any of the Notes, the Security Documents or the Intercreditor Agreements may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Note in respect of which such judgment has been recovered.

SECTION 6.14.Limitation on Suits. Subject to Section 6.06, no Holder may pursue any remedy with respect to this Indenture, any of the Notes, the Security Documents or the Intercreditor Agreements unless:

(a)such Holder has previously given the Trustee notice that an Event of Default is continuing;
(b)Holders of at least 25.0% of the then outstanding principal amount of all Notes issued under this Indenture have requested the Trustee to pursue the remedy;
(c)Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;
(d)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(e)Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder.
ARTCLE 6Priorities. If the Trustee or any agent collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(a)FIRST, to the Trustee, the Collateral Trustee, each Agent, their agents and attorneys for amounts due under this Indenture, any of the Security Documents or Intercreditor Agreements, including payment of all fees, expenses and liabilities incurred, and all advances made, by the Trustee or such Agent and the costs and expenses of collection;
(b)SECOND, to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
(c)THIRD, to the Issuer or to such party as a court of competent jurisdiction shall direct including any Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.15.

ARTCLE 7
TRUSTEE

SECTION 7.01.Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, of which a Responsible Officer of the Trustee has actual knowledge or has received written notice thereof as provided in Section 7.02(g), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(i)     this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)     the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture, the Intercreditor Agreements and the Security Documents at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

(f)The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)The Trustee is hereby appointed as the Collateral Trustee hereunder.
SECTION 7.02.Rights of Trustee.

(a)The Trustee may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Issuer or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, the Intercreditor Agreements or the Security Documents, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
(f)None of the provisions of this Indenture, the Intercreditor Agreements and the Security Documents shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states it is a “Notice of Event of Default.”

(h)In no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee and Collateral Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and Collateral Trustee in each of their capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j)[Reserved].
(k)The Trustee may request that the Issuer and any Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.
(l)The permissive rights of the Trustee to take certain actions under this Indenture, the Intercreditor Agreements and the Security Documents shall not be construed as a duty.
(m) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(n)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(o)The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(p)Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
SECTION 7.03.Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.

SECTION 7.04.Trustee’s Disclaimer. Neither the Trustee nor the Collateral Trustee shall be responsible for and makes no representation as to the existence, genuineness, value or protection of or insurance with respect to any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes and Notes Obligations. Neither the Trustee nor the Collateral Trustee shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. Neither the Trustee nor the Collateral Trustee shall be liable or responsible for the failure of the Issuer to effect or maintain insurance on the Collateral as provided in this Indenture or any Security Document nor shall either of them be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Issuer, the Trustee, the Collateral Trustee, or any other person. By their acceptance of the Notes, the Holders will be deemed to have approved the terms of, and to have authorized the Trustee or the Collateral Trustee, as applicable to enter into and to perform the Intercreditor Agreements and each of the Security Documents. Neither the Trustee nor the Collateral Trustee shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession in the case of the Collateral Trustee), for the legality, effectiveness, enforceability or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any First Priority Lien. Neither the Trustee nor Collateral Trustee shall have any obligation to take any action with respect to any Collateral in a foreign non-U.S. jurisdiction.

Neither the Trustee nor the Collateral Trustee shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Intercreditor Agreements and the Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Collateral Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Neither the Trustee nor the Collateral Trustee shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture or Security Documents.

SECTION a..Trustee’s Disclaimer. Neither the Trustee nor the Collateral Trustee shall be responsible for and makes no representation as to the existence, genuineness, value or protection of or insurance with respect to any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes and Notes Obligations. Neither the Trustee nor the Collateral Trustee shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. Neither the Trustee nor the Collateral Trustee shall be liable or responsible for the failure of the Issuer to effect or maintain insurance on the Collateral as provided in this Indenture or any Security Document nor shall either of them be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Issuer, the Trustee, the Collateral Trustee, or any other person. By their acceptance of the Notes, the Holders will be deemed to have approved the terms of, and to have authorized the Trustee or the Collateral Trustee, as applicable to enter into and to perform the Intercreditor Agreements and each of the Security Documents. Neither the Trustee nor the Collateral Trustee shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession in the case of the Collateral Trustee), for the legality, effectiveness, enforceability or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any First Priority Lien. Neither the Trustee nor Collateral Trustee shall have any obligation to take any action with respect to any Collateral in a foreign non-U.S. jurisdiction.
SECTION 7.05.Notice of Defaults. If an Event of Default occurs and is continuing and if it is actually known to the Responsible Officer of the Trustee, the Trustee shall send to Holders of Notes a notice of the Event of Default within 90 days after it obtains actual knowledge thereof. Except in the case of an Event of Default relating to the payment of principal, premium, if any, or interest, if any, on any Note, the Trustee may withhold from the Holders notice of any continuing Event of Default if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, references the Notes, references this Indenture and indicates it is a “Notice of Event of Default.”

SECTION 7.06.Compensation and Indemnity. The Issuer shall pay to the Trustee and the Collateral Trustee from time to time such compensation for their acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s and the Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable fees, disbursements and reasonable expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.

The Issuer and any Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Trustee for, and hold the Trustee and the Collateral Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by them in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.06), the Intercreditor Agreements and the Security Documents or defending themselves against any claim whether asserted by any Holder, the Issuer, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of their powers or duties hereunder and under the Security Documents or the Intercreditor Agreements). The Trustee (or the Collateral Trustee, as the case may be) shall notify the Issuer promptly of any third-party claim for which it may seek indemnity. Failure by the Trustee (or the Collateral Trustee, as the case may be) to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee (or the Collateral Trustee, as the case may be) may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Collateral Trustee through the Trustee’s or the Collateral Trustee’s, as applicable, own willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final and non-appealable order).
Notwithstanding the provisions of Section 4.12, to secure the payment obligations of the Issuer and any Guarantors in this Section 7.06, the Trustee and Collateral Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee from the Issuer or any Guarantor, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee (or the Collateral Trustee, as the case may be) incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The obligations of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, payment of the Notes Obligations in full or the earlier resignation or removal of the Trustee or Collateral Trustee
SECTION 7.07.Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.09 or Section 310 of the Trust Indenture Act;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a custodian or public officer takes charge of the Trustee or its property; or

(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee. A successor Trustee may also act as a successor Collateral Trustee.
SECTION 7.08.Successor Trustee by Merger, etc. If the Collateral Trustee or Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Trustee or Trustee and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor.

SECTION 7.09.Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to Trust Indenture Act Section 310(b).

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and any Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of any Guarantors (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same (in form satisfactory to the Trustee)), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;
(b)the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments under Article 2 and money for security payments held in trust;
(c)the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Collateral Trustee and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(d)this Section 8.02.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 and Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and any Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(iii) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(iv), 6.01(v), 6.01(vi) (solely with respect to the Issuer’s Restricted Subsidiaries that are not Significant Subsidiaries), 6.01(vii) (solely with respect to the Issuer’s Restricted Subsidiaries that are not Significant Subsidiaries) and 6.01 (viii) shall not constitute Events of Default.
SECTION 8.04.Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or Section 8.03 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
(a)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient without consideration of reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under this Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Issuer has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date);
(b)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions:
(i)the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or
(ii)since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) (and the incurrence of Liens associated with any such borrowings));
(e)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which PHH or any of its Restricted Subsidiaries is a party or by which PHH or any of its Restricted Subsidiaries is bound;
(f)the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and
(g)the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) of this Section 8.04 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
SECTION a.01.

SECTION 8.05.Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal, and interest, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time, upon the written request of the Issuer, any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.06.Repayment to Issuer. Subject to any abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, and interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
SECTION 8.07.Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, and interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.01.Without Consent of Holders of Notes. Notwithstanding Section 9.02, the Issuer, any Guarantor, the Trustee and the Collateral Trustee, without the consent of the Holders, may amend or supplement this Indenture, the Notes, the Security Documents or the Intercreditor Agreements to:
(a)    cure any mistakes, ambiguities, defects or inconsistencies;

(b)    provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder;
(c)    provide for the assumption of the Parent’s, PHH’s, the Issuer’s or a Subsidiary Guarantor’s obligations to the Holders of the Notes by a successor to Parent, PHH, the Issuer or such Subsidiary Guarantor, as the case may be, pursuant to Article 5;
(d)    make any change that would provide any additional rights or benefits to the Holders of the Notes (including to expand the Collateral securing the Notes or the Note Guarantees) or that does not materially adversely affect the legal rights under this Indenture of any Holder of the Notes (as determined by the Issuer in good faith and as evidenced by an Officers’ Certificate) or to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;
(e)    [reserved];
(f)    provide for the issuance of Additional Notes issued after the Issue Date in accordance with the limitations set forth in this Indenture;
(g)    allow any new Guarantor to execute a supplemental indenture and/or a Note Guarantee and joinders to Security Documents and Intercreditor Agreements with respect to the Notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);
(h)    secure the Notes;
(i)    provide for the issuance of exchange Notes or private exchange notes;
(j)    conform the text of this Indenture, the Note Guarantees, the Notes, the Security Documents and the Intercreditor Agreements to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Notes” section was intended to conform to a provision of this Indenture, the Note Guarantees, the Notes, the Security Documents and the Intercreditor Agreements (as evidenced in an Officers’ Certificate);
(k)    evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Collateral Trustee thereunder pursuant to the requirements thereof;
(l)    provide for the accession or succession of any parties to the Intercreditor Agreements or the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Notes or Other Pari Passu Secured Indebtedness or any other agreement or action that is not prohibited by this Indenture;
(m)    provide for the release of Collateral in accordance with the terms of this Indenture, the Intercreditor Agreements and the Security Documents; and

(n)to expand the Collateral securing the Notes or the Note Guarantees.
Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and/or the Collateral Trustee of the documents described in Section 9.06, the Trustee and/or the Collateral Trustee shall join with the Issuer and any Guarantors in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Collateral Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.02.With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuer, any Guarantors, the Trustee and Collateral Trustee may amend or supplement this Indenture, the Security Agreements, Intercreditor Agreements, the Notes and any Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.06, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Security Documents, Intercreditor Agreements, the Notes or any Note Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), except that, without the consent of each Holder affected thereby, no amendment under this Section 9.02 may:
(a)    reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b)    reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest once due, on any Notes;
(c)    reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor (other than the provisions relating to Sections 4.10 and 4.14 prior to the time that any obligation to repurchase has arisen under such Sections);
(d)    make any Notes payable in money other than that stated in the Notes;
(e)    make any change in the contracted right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;
(f)    waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(g)    after the Issuer’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto;
(h)    modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the Holders;
(i)     release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(j)    make any change in the preceding amendment and waiver provisions.
In addition, no amendment to the Security Documents or the Intercreditor Agreements without the consent of the Holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding (voting as a single class), may release all or substantially all of the Collateral other than in accordance with this Indenture, the Intercreditor Agreements and the Security Documents.
Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon the filing with the Trustee of evidence satisfactory to the Trustee and/or Collateral Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and/or Collateral Trustee of the documents described in Section 9.06, the Trustee and/or the Collateral Trustee shall join with the Issuer and any Guarantors, if applicable, in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s and/or Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or Collateral Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
SECTION 9.03.[Reserved].
SECTION 9.04.Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purposes of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.
SECTION 9.05.Notation on or Exchange of Notes. The Issuer may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.Notation on or Exchange of Notes. The Issuer may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.Trustee or Collateral Trustee to Sign Amendments, etc. The Trustee and the Collateral Trustee, as the case may be, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Collateral Trustee, as the case may be. In executing any amendment, supplement or waiver to this Indenture, the Notes, the Security Documents or the Intercreditor Agreements, the Trustee and the Collateral Trustee, as the case may be, shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate of the Issuer and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee and the Collateral Trustee (other than as required in accordance with Section 4.15) to execute any supplemental indenture substantially in the form of Exhibit D and any related Security Document supplement or joinder or related Intercreditor Agreement supplement or joinder adding a new Guarantor under this Indenture if such supplemental indenture and any related Security Document supplement or joinder or related Intercreditor Agreement supplement or joinder is entered into pursuant to Section 9.01, and the Trustee and the Collateral Trustee shall be fully protected in conclusively relying upon an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by Section 9.01 of this Indenture.

ARTICLE 10
NOTE GUARANTEES

SECTION 10.01.Note Guarantee. Subject to this Article 10, each of the Guarantors party to this Indenture and each of the Guarantors that joins this Indenture pursuant to Section 4.15 or otherwise hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and accrued and unpaid interest on the Notes, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives (to the extent it may lawfully do so) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged except by full payment or complete performance of the obligations contained in the Notes and this Indenture.
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
If any Holder, the Trustee or the Collateral Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee, Collateral Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of each Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of each Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee and Holders under the Note Guarantees.
Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
The Note Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall rank equally in right of payment with all existing and future unsubordinated indebtedness of such Guarantor, if any.
Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.02.Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law or fraudulent conveyance laws to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited as necessary (i) to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under, applicable law and (ii) with respect to any Restricted Subsidiary that is a regulated entity in order for such Restricted Subsidiary to be able to provide a Note Guarantee and also comply any applicable regulations of any governmental or regulatory authority or any requirements of Fannie Mae, Freddie Mac or Ginnie Mae, including, but not limited to minimum net worth or capital requirements. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
SECTION 10.03.Execution and Delivery. To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a supplemental indenture attached hereto as Exhibit D or its signature to this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
If an Officer whose signature is on a supplemental indenture attached hereto as Exhibit D no longer holds that office at the time the Trustee authenticates the Note, such Note Guarantee shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
If required by Section 4.15, the Issuer shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.
SECTION 10.04.Subrogation. Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

SECTION 10.05.Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06.Merge, Consolidation or Sale of All or Substantially All Assets. A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than PHH, the Issuer or another Subsidiary Guarantor, unless:

(a)    except in the case of a merger entered into solely for the purpose of reincorporating a Subsidiary Guarantor in another jurisdiction, immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing;
(b)    either:
(i)the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not the Subsidiary Guarantor) assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture and the Security Documents; or
(ii)such sale or other disposition or consolidation or merger is in compliance with Section 4.10; and
(c)    the Issuer shall have delivered to the Trustee and the Collateral Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such sale, disposition, consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture will comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and that the supplemental indenture and such other agreements constitute the legal, valid and binding obligation of the surviving entity.
SECTION 10.07.Release of Note Guarantees. A Note Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Note Guarantee (other than delivery of the Officers’ Certificate referred to in this Section 10.07), in the following circumstances:
(a)    in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) PHH or a Restricted Subsidiary of PHH, if the sale or other disposition complies with Section 4.10;
(b)    in connection with any sale, transfer or other disposition of all of the Capital Stock of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) PHH or a Restricted Subsidiary of PHH, if the sale or other disposition does not violate Section 4.10;
(c)    if PHH designates any Restricted Subsidiary of the Parent that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17; or

(d)    upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture by the Issuer pursuant to Article 12.
In connection with any such release, the Issuer shall deliver to the Trustee an Officers’ Certificate of such Guarantor confirming the effective date of such release and stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
Upon any release of a Subsidiary Guarantor from its Note Guarantee, such Subsidiary Guarantor will also be automatically and unconditionally released from its obligations under the Security Documents and the Intercreditor Agreements.
ARTICLE 11
SECURITY
SECTION 11.01.Collateral and Security Documents.
The Notes Obligations shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Equal Priority Intercreditor Agreement, if any. Each Holder, by accepting a Note, consents and agrees to the terms of and otherwise be bound by the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement (if in effect) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement (if in effect) and authorizes and directs the Collateral Trustee to enter into the Security Documents and the Junior Priority Intercreditor Agreement and the Equal Priority Intercreditor Agreement (if in effect) and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer and the Guarantors will, to the extent required under the Security Documents and subject to the limitations therein, do or cause to be done all things (including the filing of UCC financing statements, continuation statements and amendments thereto) which are necessary to confirm that the Collateral Trustee holds a Lien in the Collateral, including property that becomes Collateral after the Issue Date.
SECTION 11.02.Release of Collateral.
(a)The Liens on the Collateral under the Security Documents securing the Obligations under the Notes and the Note Guarantees, as applicable, will be released, subject to this Section 11.02:
(i)in whole, upon payment in full of the principal of, accrued and unpaid interest, and premium, if any, on the Notes;
(ii)in whole, upon satisfaction and discharge of this Indenture in accordance with Article 12;
(iii)in whole, upon a legal defeasance or a covenant defeasance as set forth under Article 8;

(iv)as to any asset constituting Collateral (A) that is sold or otherwise disposed of by any Grantor (to a person that is not a Grantor) in a transaction permitted by Section 4.10 (to the extent of the interest sold or disposed of and other than any sale or disposition among the Issuer and any Guarantor) or otherwise permitted by this Indenture, if all other Liens on that asset securing any Other Pari Passu Secured Indebtedness then secured by that asset (including all commitments thereunder) are released; or (B) that is otherwise released in accordance with, and as expressly provided for in accordance with the Equal Priority Intercreditor Agreement;
(v)as set forth under Section 9.02, as to property that constitutes less than all or substantially all of the Collateral, with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as one class (or, in the case of a release of all or substantially all of the Collateral, with the consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding, voting as one class), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; and
(vi)with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee as set forth under Article 10.
Upon compliance by the Issuer or any Guarantor, as the case may be, with the conditions precedent required by this Indenture, the Trustee or the Collateral Trustee, as applicable, shall promptly cause to be released and reconveyed to the Issuer or the Guarantor, as the case may be, the released Collateral. Prior to each proposed release, the Issuer and each Guarantor will furnish to the Trustee and the Collateral Trustee, as applicable, all documents required by this Indenture and the Security Documents (including an officer’s certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the release have been complied with). In executing or authorizing any release, the Trustee and/or Collateral Trustee may conclusively rely upon an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture, Security Documents and Intercreditor Agreements have been complied with.
SECTION 11.03.Authorization of Receipt of Funds by the Collateral Trustee Under the Security Documents.
Subject to the provisions of the Intercreditor Agreements, the Collateral Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents. Such funds shall be held on deposit by the Collateral Trustee without investment, and the Collateral Trustee shall have no liability for interest or other compensation thereon.
SECTION 11.04.Powers Exercisable by Receiver or Collateral Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or such Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Collateral shall be in the possession of the Collateral Trustee under any provision of this Indenture, then such powers may be exercised by the Collateral Trustee.

SECTION 11.05.Appointment and Authorization of Collateral Trustee.
(a)The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Trustee as its agent under this Indenture, the Security Documents and the Intercreditor Agreements and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Trustee to enter into the Security Documents and the Intercreditor Agreements and to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, together with such powers as are reasonably incidental thereto. The Collateral Trustee agrees to act as such and agrees to act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral on the express conditions contained in this Section 11.05. The provisions of this Section 11.05 are solely for the benefit of the Collateral Trustee and none of the Trustee, any of the Holders nor the Issuer or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.02. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein, in the Intercreditor Agreements or the Security Documents to which it is a party, nor shall the Collateral Trustee have or be deemed to have any fiduciary relationship with the Trustee, any Holder, the Issuer or any Subsidiary of the Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Collateral Trustee. The grant of permissive rights or powers to the Collateral Trustee shall not be construed to impose duties to act. The obligations of the Collateral Trustee with respect to the Collateral shall be governed exclusively by the express terms of this Indenture, the Security Documents and the Intercreditor Agreements and not by the UCC except to the extent required by applicable law. Neither duties of, nor any adverse consequence to, a secured party under the UCC shall be read into this Indenture or the Security Documents and the Intercreditor Agreements as obligations against the Collateral Trustee to the extent such obligations are not reflected in the express terms of this Indenture, the Security Documents or the Intercreditor Agreements. Without limiting the generality of the foregoing sentence, the use of the term “trustee” in this Indenture with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Collateral Trustee shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Trustee is expressly entitled to take or assert under this Indenture, the Security Documents and the Intercreditor Agreements, including the exercise of remedies pursuant to Article 6, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders; provided that it is understood that in all cases the Collateral Trustee shall be fully protected in refraining from taking any such action until it shall be directed by the majority of Holders of the aggregate principal amount of Notes then outstanding as provided herein.
(b)The Collateral Trustee may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through agents, employees, attorneys-in-fact or through its related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agent, employee, attorney-in-fact or related Person that it selects as long as such selection was made without gross negligence or willful misconduct.

(c)None of the Collateral Trustee, nor any of its respective related Persons shall (i) be liable for any action taken, suffered or omitted to be taken by any of them in good faith and reasonably believed by them to be authorized or within the discretion or rights of powers under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Guarantor, officer or related Person thereof, contained in this Indenture or any of the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture or any of the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any of the Security Documents or the Intercreditor Agreements, or for any failure of the Issuer, any Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Collateral Trustee or any of its related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any of the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of the Issuer or any Guarantor.
(d)The Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, instrument, opinion, report, request, direction, order, judgment, bond, debenture, note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Collateral Trustee. The Collateral Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any of the Security Documents or the Intercreditor Agreements unless it shall first receive such direction from the Holders of a majority of the aggregate principal amount of Notes then outstanding as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or any of the Security Documents or the Intercreditor Agreements in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(e)The Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Trustee shall have received written notice from the Trustee or the Issuer or a Guarantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Trustee shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 (subject to this Section 11.05); provided, however, that unless and until the Collateral Trustee has received any such request, the Collateral Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f)Wilmington Trust, National Association and its Affiliates (and any successor Collateral Trustee and its affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Issuer or any Guarantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wilmington Trust, National Association or its Affiliates (and any successor Collateral Trustee and its affiliates) may receive information regarding the Issuer or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Issuer, such Guarantor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of Wilmington Trust, National Association (or any successor Collateral Trustee) to advance funds.
(g)The Collateral Trustee may resign at any time upon thirty (30) days’ prior written notice to the Trustee and the Issuer and the Guarantors, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Trustee. If the Collateral Trustee resigns under this Indenture, the Issuer or the Holders of at least 25% of the aggregate principal amount of Notes then outstanding, shall appoint a successor Collateral Trustee. If no successor Collateral Trustee is appointed prior to the intended effective date of the resignation of the Collateral Trustee (as stated in the notice of resignation), the Collateral Trustee may appoint, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor Collateral Trustee. If no successor Collateral Trustee is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Trustee shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor Collateral Trustee shall succeed to all the rights, powers and duties of the retiring Collateral Trustee, and the term “Collateral Trustee” shall mean such successor Collateral Trustee, and the retiring Collateral Trustee’s appointment, powers and duties as the Collateral Trustee shall be terminated. After the retiring Collateral Trustee’s resignation hereunder, the provisions of this Section 11.05 (and Section 11.06) shall continue to inure to its benefit and the retiring Collateral Trustee shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Trustee under this Indenture. The Trustee shall initially act as Collateral Trustee and shall be authorized to appoint co-Collateral Trustees as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Trustee nor any of its respective officers, directors, employees or agents or other related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence.

(h)The Trustee agrees that the Collateral Trustee shall not be obliged to, and the Trustee shall not be obligated to instruct the Collateral Trustee to, unless specifically requested to do so by a majority of the aggregate principal amount of the Notes then outstanding, take or cause to be taken any action to enforce rights under this Indenture, the Notes or any of the Security Documents or the Intercreditor Agreement, or against the Issuer or any Guarantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. The Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Trustee shall request direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any action, the Collateral Trustee shall be entitled to refrain from such action unless and until the Collateral Trustee shall have received direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and security or indemnity satisfactory to the Collateral Trustee, and the Collateral Trustee shall not incur liability to any Person by reason of so refraining. The Issuer and the Guarantors recognize and agree that the interest in the Collateral is vested in the Collateral Trustee, and that the Collateral Trustee shall be designated as secured party for UCC purposes pursuant to this Indenture and the Security Documents for the express purpose of providing security on the Notes Obligations, and not for the purpose of advancing any personal interests of the Collateral Trustee or the Trustee therein. Consequently, notwithstanding the provisions of Section 9-210 of the UCC, the Issuer and each Guarantor agrees that any request for issuance of an estoppel certificate, request for accounting, list of Collateral, or status of the account in any manner relating to the existence or perfection of any portion of the Collateral shall be delivered to the Trustee, the Collateral Trustee and to the Holders of the Notes. The Trustee and the Collateral Trustee shall have no duty or obligation to the Secured Parties (as defined in the Junior Priority Intercreditor Agreement) under any provision of the UCC with respect to any request for issuance of an estoppel certificate, request for accounting, list of Collateral, or status of the account in any manner relating to the existence or perfection of any portion of the Collateral, including but not limited to any obligation under Sections 9-210 of the UCC.
(i)If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations secured by the Security Documents arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Trustee pursuant to the terms of this Indenture, the Security Documents or the Intercreditor Agreements, or (ii) payments from the Collateral Trustee in excess of the amount required to be paid to the Trustee pursuant to this Indenture, the Security Documents or the Intercreditor Agreements, the Trustee shall promptly turn the same over to the Collateral Trustee, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Trustee.
(j)The Collateral Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession or control.

(k)The Collateral Trustee shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture, any of the Security Documents or the Intercreditor Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Trustee may act in any manner it may deem appropriate, in its sole discretion given the Collateral Trustee’s own interest in the Collateral and that the Collateral Trustee shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
(l)No provision of this Indenture or any Security Document shall require the Trustee or the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(m)The Collateral Trustee (i) shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Collateral Trustee was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it (and money held in trust by the Collateral Trustee need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to legal matters relating to this Indenture, the Notes, the Security Documents and the Intercreditor Agreements shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.
(n) Neither the Collateral Trustee nor the Trustee shall be liable for any indirect, incidental, special, punitive or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
(o)Upon the receipt by the Collateral Trustee of a written request of the Issuer signed by any Officer (a "Security Document Order"), the Collateral Trustee is hereby authorized to execute and enter into, and if satisfactory in form to the Collateral Trustee, execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Trustee pursuant to, and is a Security Document Order referred to in, this Section 11.05(o), (ii) instruct the Collateral Trustee to execute and enter into such Security Document and (iii) certify that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Trustee to execute such Security Documents.

(p)In no event shall the Collateral Trustee be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Trustee determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty.
(q)Before the Collateral Trustee acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, or in connection with any Security Document or Intercreditor Agreements, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05. In the absence of gross negligence or willful misconduct on its part, the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(r)Neither the Trustee nor the Collateral Trustee shall be liable for the theft, loss, damage or destruction of any possessory collateral sent via overnight carrier by reason of the act or omission of such carrier.
SECTION 11.06.Compensation and Indemnity. The Collateral Trustee shall be entitled to the compensation and indemnity provisions set forth in Section 7.06.
SECTION 11.07.[Reserved].
SECTION 11.08.Intercreditor Agreements and Security Documents.

Each of the Trustee and Collateral Trustee is hereby directed and authorized to execute and deliver the Intercreditor Agreements or any Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Trustee are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreements or any Security Document, the Trustee and Collateral Trustee each shall have all of the rights, protections, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 12
SATISFACTION AND DISCHARGE

SECTION 12.01.Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Notes when:
(a)    either:
(i)all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in US dollars in an amount sufficient without consideration of reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(b)    the Issuer or any Guarantor has paid all other sums payable under this Indenture by the Issuer; and
(c)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.
SECTION 12.02.Application of Trust Money. Subject to the provisions of Section 8.06, all funds deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Guarantor acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any funds in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the funds held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
SECTION 13.01.[Reserved].

SECTION 13.02.Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), PDF transmission, fax or overnight air courier guaranteeing next day delivery, to the others’ address:

SECTION a.01.
If to the Issuer:
PHH Mortgage Corporation
1 Mortgage Way
Mount Laurel, NJ 08054Email: ocwendebtagreementnotices@ocwen.com;  cc: legalnotice@phhmail.com
Attention: General Counsel and Secretary

If to the Trustee or Collateral Trustee:
Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Fax No.: (203) 453-1183
Attention:  Ocwen Loan Servicing, LLC Administrator

The Issuer, any Guarantor or the Trustee and the Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee and the Collateral Trustee shall be deemed effective upon actual receipt thereof.
Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address (or, in the case of Global Notes, all in accordance with the Applicable Procedures) shown on the register kept by the Registrar.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided that any notices or communications to the Trustee and the Collateral Trustee shall be deemed effective only upon actual receipt thereof.
If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and the Collateral Trustee and each Agent at the same time.

The Trustee and the Collateral Trustee agree to accept and act upon notices, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer and the Guarantors, if any, elect to give the Trustee and the Collateral Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee and the Collateral Trustee in its discretion elects to act upon such instructions, the Trustee’s and the Collateral Trustee’s understanding of such instructions shall be deemed controlling. The Trustee and the Collateral Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer and the Guarantors, if any, agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and the Collateral Trustee, including without limitation the risk of the Trustee and the Collateral Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 13.03.Communication by Holders of Notes with Other Holders of Notes. Holders may communicate with other Holders with respect to their rights under this Indenture, the Security Documents or the Notes.
SECTION 13.04.Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors, if any, to the Trustee and the Collateral Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee and the Collateral Trustee:

(a)An Officers’ Certificate of the Issuer in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;
(b) brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
SECTION 13.06.Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantors shall have any liability for any obligation of the Issuer or any Guarantors, respectively, under the Notes, the Note Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantee. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08.Governing Law; Consent to Jurisdiction and Service. THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES OR ANY NOTE GUARANTEE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

To the fullest extent permitted by applicable law, the Issuer and each Guarantor, if any, hereby irrevocably submits to the jurisdiction of any federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer and each Guarantor, if any, irrevocably waives, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Issuer and each Guarantor, if any, agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it, and may be enforced in any courts to the jurisdiction of which it is subject by a suit upon such judgment, provided, that service of process is effected upon it in the manner specified herein or as otherwise permitted by law. To the extent the Issuer or any Guarantor, if any, has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.
SECTION 13.09.Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, IF ANY, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.10.Force Majeure. In no event shall the Trustee and the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics, epidemics ,and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the federal Reserve Bank wire or telex or other wire communication facility; it being understood that the Trustee and the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.11.No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.12.Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor, if any, in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

SECTION 13.13.Severability; Entire Agreement. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Indenture, the exhibits hereto, the Notes, the Security Documents and the Intercreditor Agreements and the other documents contemplated hereby and thereby set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

SECTION 13.14.Counterpart Originals. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Trustee, as applicable, pursuant to procedures approved by the Trustee or the Collateral Trustee, as applicable.

SECTION 13.15.Table of Contents, Headings, etc. The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.16.[Reserved].

SECTION 13.17.U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee and Collateral Trustee with such information as it may request in order for the Trustee and Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 13.18.FATCA. In order to comply with Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, any regulations or official interpretations thereof, and any intergovernmental agreements and related laws, rules or regulations to implement any of the foregoing (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Issuer and Guarantors agree (i) to provide to Wilmington Trust, National Association sufficient information, to the extent it has such information in its possession, about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so Wilmington Trust, National Association can determine whether it has tax related obligations under Applicable Law, (ii) that Wilmington Trust, National Association shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which Wilmington Trust, National Association shall not have any liability, and (iii) to hold harmless Wilmington Trust, National Association for any losses it may suffer due to the actions it takes to comply with such Applicable Law, other than any loss suffered as a result of its own willful misconduct, negligence or bad faith. The terms of this section shall survive the termination of this Indenture.

[Signature Pages Follow]

PHH MORTGAGE CORPORATION,
as Issuer
By:    /s/ John V. Britti
    Name:    John V. Britti
    Title:    Executive Vice President and Chief
        Investment Officer

GUARANTORS:
OCWEN FINANCIAL CORPORATION

By:     /s/ John V. Britti__________________________
    Name:    John V. Britti
    Title: Executive Vice President and Chief Investment Officer
PHH CORPORATION

By:     /s/ John V. Britti__________________________
    Name:    John V. Britti
    Title: President and Chief Executive Officer
Signature Page to Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Collateral Trustee
By:    /s/ Nedine P. Sutton
    Name:    Nedine P. Sutton
    Title:    Vice President
Signature Page to Indenture

Exhibit A
FORM OF NOTE
[FACE OF NOTE]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [          ]
ISIN [          ]1
[RULE 144A][REGULATION S] GLOBAL NOTE
7.875% Senior Secured Notes due 2026
No.        [Initially][$       ]
PHH MORTGAGE CORPORATION
PHH Mortgage Corporation, a New Jersey corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [               ][CEDE & CO.], or its registered assigns, the principal sum [of             United States Dollars][as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] on March 15, 2026.
Interest Payment Dates:     March 15 and September 15 of each year, commencing on
September 15, 20212
Record Dates:     March 1 and September 1
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.
[Signature Page Follows]

11    Rule 144A Note CUSIP / ISIN: 69356N AA2 / US69356NAA28

Regulation S Note CUSIP / ISIN: U69347 AA7 / USU69347AA7
22    With respect to the Initial Notes

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed as of the 4th day of March, 2021.
PHH MORTGAGE CORPORATION
By:
    Name:
    Title:

This is one of the 7.875% Senior Secured Notes due 2026 referred to in the within mentioned Indenture:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
By:
    Name:
    Title:

Date: March 4, 2021

[REVERSE OF NOTE]

7.875% Senior Secured Notes due 2026
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. The Issuer shall pay interest on the principal amount of this Note at the rate of 7.875% per annum semiannually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be September 15, 20213. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 (each, a “Record Date”) (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. Payment of interest will be made at the Trustee’s corporate trust office in the United States, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least ten business days prior to such date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    PAYING AGENT AND REGISTRAR. Initially the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuer issued the Notes under an Indenture, dated as of March 4, 2021 (the “Indenture”), between the Issuer, Ocwen Financial Corporation, a Florida corporation (the “Parent”), the other Guarantor signatory thereto (together, with the Parent, the “Guarantors”), the Trustee and the Collateral Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 7.875% Senior Secured Notes due 2026. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION.
33 With respect to the Initial Notes

(a)    This Note is subject to the optional redemption provisions set forth in Section 3.07 of the Indenture.
(b)    Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.
(c)    In addition to the Issuer’s rights to redeem Notes pursuant to Section 3.07 of the Indenture, the Issuer may at any time and from time to time purchase Notes in open-market transactions, tender offers or otherwise.
6.    MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
7.    OFFERS TO REPURCHASE.
(a)    Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or a portion of such Holder’s Notes (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) at a purchase price equal to 101.0% of the principal amount of the Notes purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.
(b)    If the Issuer or any of its Restricted Subsidiaries consummate an Asset Sale, other than a Required Asset Sale, within 30 days after each date that the aggregate amount of Excess Proceeds from such Asset Sales exceeds $50.0 million, the Issuer shall make an offer to all Holders of Notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”) in accordance with Section 4.10 of the Indenture.
8.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not validly withdrawn) for purchase, except for the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
9.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
10.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, any Note Guarantees and the Notes may be amended or supplemented as provided in the Indenture.

11.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing and is actually known by or written notice thereof has been received by a Responsible Officer of the Trustee, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all of the Notes to be due and payable by notice in writing to the Issuer and the Trustee if given by the Holders specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency set forth in clauses (vi) and (vii) of Section 6.01 of the Indenture, all outstanding Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Notes or any Note Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default under the Indenture except a continuing Default in the payment of the principal of, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and the status thereof.
12.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
13.    [RESERVED].
14.    GOVERNING LAW. THE NOTES, THE INDENTURE AND ANY NOTE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE NOTES, THE INDENTURE OR ANY NOTE GUARANTEES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
15.    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers and ISIN numbers in notices of redemption, Change of Control Offers and Asset Sale Offers as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase pursuant to a Change of Control Offer or Asset Sale Offer shall not be affected by any defect in or omission of such numbers.
16.    NOTE GUARANTEE. The Issuer’s obligations under the Notes will be fully and unconditionally guaranteed, jointly and severally by the Parent and the other Guarantors on the Issue Date, to the extent set forth in the Indenture. The Issuer’s obligations under the Notes will be fully and unconditionally guaranteed, jointly and severally, by any Guarantors that execute a supplement to the Indenture following the Issue Date, setting forth such Note Guarantee.

17.    ADDITIONAL INFORMATION. The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Documents and the Intercreditor Agreements. Requests may be made to the Issuer at the following address:

PHH Mortgage Corporation
1 Mortgage Way
Mount Laurel, NJ 08054
Email: ocwendebtagreementnotices@ocwen.com;  cc: legalnotice@phhmail.com
Attention: General Counsel and Secretary

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall govern and control.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:_______________________________________________________
(Insert assignee’ legal name)
________________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
______________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint _____________________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: ________________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:____________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:
[  ] Section 4.10    [  ] Section 4.14
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$ __________________________
Date: _________________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:______________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $          . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

__________
*This schedule should be included only if the Note is issued in global form.

[FORM OF NOTATION ON NOTE RELATING TO NOTE GUARANTEE]
THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF THE NOTES PURSUANT TO THE NOTE GUARANTEES AND THE INDENTURE DATED AS OF MARCH 4, 2021, BETWEEN PHH MORTGAGE CORPORATION, THE GUARANTORS PARTY THERETO, THE TRUSTEE AND THE COLLATERAL TRUSTEE NAMED THEREIN (THE “INDENTURE”) ARE EXPRESSLY SET FORTH IN ARTICLE 10 AND SECTION 4.15 OF THE INDENTURE, ANY SUPPLEMENT TO THE INDENTURE AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THE NOTE GUARANTEES. THE TERMS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION ARTICLE 10 AND SECTION 4.15 OF THE INDENTURE AND ANY SUPPLEMENT TO THE INDENTURE, ARE INCORPORATED HEREIN BY REFERENCE.

Exhibit B
FORM OF CERTIFICATE OF TRANSFER
PHH Mortgage Corporation
1 Mortgage Way
Mount Laurel, NJ 08054
Email: ocwendebtagreementnotices@ocwen.com;  cc: legalnotice@phhmail.com
Attention: General Counsel and Secretary

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Fax No.: (203) 453-1183
Attention:  Ocwen Loan Servicing, LLC Administrator

Re: 7.875% Senior Secured Notes due 2026
Reference is hereby made to the Indenture, dated as of March 4, 2021 (the “Indenture”), between PHH Mortgage Corporation, Ocwen Financial Corporation, the other Guarantor named therein, the Trustee and the Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
               (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $        in such Note[s] or interests (the “Transfer”), to                (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.    [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
3.    [  ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [  ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    [  ] such Transfer is being effected to the Issuer or a Subsidiary thereof;
or
(c)    [  ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4.    [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)    [  ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    [  ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    [  ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated: _________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [  ] a beneficial interest in the:
(i)    [  ] 144A Global Note (CUSIP: 69356N AA2), or
(ii)    [  ] Regulation S Global Note (CUSIP: U69347 AA7), or
(b)    [  ] a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [  ] a beneficial interest in the:
(i)    [  ] 144A Global Note (CUSIP: 69356N AA2), or
(ii)    [  ] Regulation S Global Note (CUSIP: U69347 AA7), or
(iii)    [  ] Unrestricted Global Note ([ ]); or
(b)    [  ] a Restricted Definitive Note; or
(c)    [  ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

Exhibit C
FORM OF CERTIFICATE OF EXCHANGE
PHH Mortgage Corporation
1 Mortgage Way
Mount Laurel, NJ 08054
Email: ocwendebtagreementnotices@ocwen.com;  cc: legalnotice@phhmail.com
Attention: General Counsel and Secretary

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Fax No.: (203) 453-1183
Attention:  Ocwen Loan Servicing, LLC Administrator

Re: 7.875% Senior Secured Notes due 2026
Reference is hereby made to the Indenture, dated as of March 4, 2021 (the “Indenture”), between PHH Mortgage Corporation, Ocwen Financial Corporation, the other Guarantor party thereto, the Trustee and the Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $        in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)    [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)    [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c)    [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d)    [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)    [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)    [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [  ] 144A Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated               .
[Insert Name of Transferor]
By:
    Name:
    Title:
Date: _______________

Exhibit D
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of           , among            (the “Guaranteeing Subsidiary”), a subsidiary of Ocwen Financial Corporation, a Florida corporation (the “Parent”), PHH Mortgage Corporation, a New Jersey corporation (the “Issuer”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and Collateral Trustee (the “Collateral Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, the Parent and the other Guarantor party thereto have heretofore executed and delivered to the Trustee and the Collateral Trustee an indenture (the “Indenture”), dated as of March 4, 2021, providing for the issuance of 7.875% Senior Secured Notes due 2026 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 and Section 4.15 thereof.
(3)    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(4)    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary), respectively, under the Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantees. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(5)    Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(6)    Counterpart Originals. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(7)    Effect of Headings. The Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
(8)    The Trustee. The Trustee and Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
(9)    Benefits Acknowledged. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.
(10)    Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise set forth in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY]
By:
    Name:
    Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Collateral Trustee
By:
    Name:
    Title:

Exhibit E
FORM OF FREE TRANSFERABILITY CERTIFICATE
[Date]
PHH Mortgage Corporation
1 Mortgage Way
Mount Laurel, NJ 08054
Email: ocwendebtagreementnotices@ocwen.com;  cc: legalnotice@phhmail.com
Attention: General Counsel and Secretary

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Fax No.: (203) 453-1183
Attention:  Ocwen Loan Servicing, LLC Administrator

Re: 7.875% Senior Secured Notes due 2026
Reference is hereby made to the Indenture, dated as of March 4, 2021 (the “Indenture”), between PHH Mortgage Corporation, a New Jersey corporation (the “Issuer”), Ocwen Financial Corporation, a Florida corporation (the “Parent”), the other Guarantor party thereto, and Wilmington Trust, National Association, as Trustee and Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
Whereas the 7.875% Senior Secured Notes due 2026 (the “Notes”) have become freely tradable without restrictions by non-affiliates of the Issuer pursuant to Rule 144(b)(1) under the Securities Act, in accordance with Section 2.06(g)(v) of the Indenture, pursuant to which the Notes were issued, the Issuer hereby instructs you that:
    (i)    the Private Placement Legend described in Section 2.06(g)(v) of the Indenture and set forth on the Notes shall be deemed removed from the Notes, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and
    (ii)    the restricted CUSIP number and restricted ISIN number for the Notes shall be deemed removed from the Notes and replaced with the unrestricted CUSIP number ([ ]) and unrestricted ISIN number ([ ]), respectively, set forth therein, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders.
[Signature Pages Follow]

E-1

PHH MORTGAGE CORPORATION

By:
    Name:
    Title:
E-2

Exhibit F

[FORM OF SECURITY AGREEMENT]

[Omitted]

Exhibit G
[FORM OF JUNIOR PRIORITY INTERCREDITOR AGREEMENT]

[Omitted]

Exhibit H

[FORM OF EQUAL PRIORITY INTERCREDITOR AGREEMENT]

[Omitted]

H-1